                                                             EXECUTION COPY













                       SALE AND SERVICING AGREEMENT


                                   among


                    FIRST MERCHANTS AUTO TRUST 1996-A,
                                  Issuer,


             FIRST MERCHANTS AUTO RECEIVABLES CORPORATION II,
                                  Seller,


                                    and


                  FIRST MERCHANTS ACCEPTANCE CORPORATION,
                                 Servicer


                                    and


                      HARRIS TRUST AND SAVINGS BANK,
                   Indenture Trustee and Backup Servicer



                          Dated as of May 1, 1996







                            TABLE OF CONTENTS
                                                                       Page

                                 ARTICLE I

                                Definitions

SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . .  1
SECTION 1.02.  Other Definitional Provisions . . . . . . . . . . . . . . 20

                                ARTICLE II

                         Conveyance of Receivables

SECTION 2.01.  Conveyance of Receivables . . . . . . . . . . . . . . . . 20

                                ARTICLE III

                              The Receivables

SECTION 3.01.  Representations and Warranties of First Merchants . . . . 21
SECTION 3.02.  Representations and Warranties of the Seller. . . . . . . 21
SECTION 3.03.  Repurchase upon Breach. . . . . . . . . . . . . . . . . . 22
SECTION 3.04.  Custody of Receivable Files . . . . . . . . . . . . . . . 22
SECTION 3.05.  Duties of Servicer as Custodian . . . . . . . . . . . . . 23
SECTION 3.06.  Instructions; Authority to Act. . . . . . . . . . . . . . 23
SECTION 3.07.  Custodian's Indemnification . . . . . . . . . . . . . . . 24
SECTION 3.08.  Effective Period and Termination. . . . . . . . . . . . . 24

                                ARTICLE IV

                Administration and Servicing of Receivables

SECTION 4.01.  Duties of Servicer. . . . . . . . . . . . . . . . . . . . 24
SECTION 4.02.  Collection and Receivable Payments; Modifications of
     Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
SECTION 4.03.  Realization upon Receivables. . . . . . . . . . . . . . . 26
SECTION 4.04.  Physical Damage Insurance . . . . . . . . . . . . . . . . 27
SECTION 4.05.  Maintenance of Security Interests in Financed
     Vehicles. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 4.06.  Covenants of Servicer . . . . . . . . . . . . . . . . . . 27
SECTION 4.07.  Purchase of Receivables upon Breach . . . . . . . . . . . 28
SECTION 4.08.  Servicing Fee . . . . . . . . . . . . . . . . . . . . . . 28
SECTION 4.09.  Servicer's Certificate. . . . . . . . . . . . . . . . . . 28
SECTION 4.10.  Annual Statement as to Compliance; Notice of Servicer
     Termination Event . . . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 4.11.  Annual Independent Accountants' Report. . . . . . . . . . 29
SECTION 4.12.  Access to Certain Documentation and Information
     Regarding Receivables . . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 4.13.  Monthly Tape. . . . . . . . . . . . . . . . . . . . . . . 29
SECTION 4.14.  Retention and Termination of Servicer . . . . . . . . . . 30

                                 ARTICLE V

                      Distributions; Reserve Account;
             Statements to Certificateholders and Noteholders

SECTION 5.01.  Local Post Office Boxes . . . . . . . . . . . . . . . . . 31
     SECTION 5.02.  Accounts . . . . . . . . . . . . . . . . . . . . . . 31
SECTION 5.03.  Application of Collections. . . . . . . . . . . . . . . . 33
SECTION 5.04.  Purchase Amounts. . . . . . . . . . . . . . . . . . . . . 33
SECTION 5.05.  Transfers from the Spread Account . . . . . . . . . . . . 33
SECTION 5.06.  Distributions . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 5.07.  Claims Upon the Policy; Policy Payments Account . . . . . 35
SECTION 5.08.  Notices to the Security Insurer . . . . . . . . . . . . . 36
SECTION 5.09.  Rights in Respect of Insolvency Proceedings . . . . . . . 36
SECTION 5.10.  Effect of Payments by the Security Insurer;
     Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
SECTION 5.11.  Statements to Certificateholders and Noteholders. . . . . 37
SECTION 5.12.  Transfer of the Notes . . . . . . . . . . . . . . . . . . 38

                                ARTICLE VI

                                The Seller

SECTION 6.01.  Representations of Seller . . . . . . . . . . . . . . . . 39
SECTION 6.02.  Corporate Existence . . . . . . . . . . . . . . . . . . . 40
SECTION 6.03.  Liability of Seller; Indemnities. . . . . . . . . . . . . 40
SECTION 6.04.  Merger or Consolidation of, or Assumption of the
     Obligations of, Seller. . . . . . . . . . . . . . . . . . . . . . . 40
SECTION 6.05.  Limitation on Liability of Seller and Others. . . . . . . 41
SECTION 6.06.  Seller May Own Certificates or Notes. . . . . . . . . . . 41

                                ARTICLE VII

                               The Servicer

SECTION 7.01.  Representations of Servicer . . . . . . . . . . . . . . . 41
SECTION 7.02.  Indemnities of Servicer . . . . . . . . . . . . . . . . . 42
SECTION 7.03.  Merger or Consolidation of, or Assumption of the
     Obligations of, Servicer. . . . . . . . . . . . . . . . . . . . . . 43
SECTION 7.04.  Limitation on Liability of Servicer, Backup Servicer
     and Others. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
SECTION 7.05.  Appointment of Subservicer. . . . . . . . . . . . . . . . 45
SECTION 7.06.  Servicer and Backup Servicer Not to Resign. . . . . . . . 45

                               ARTICLE VIII

                                  Default

SECTION 8.01.  Servicer Termination Events . . . . . . . . . . . . . . . 46
SECTION 8.02.  Consequences of a Servicer Termination Event. . . . . . . 47
SECTION 8.03.  Appointment of Successor. . . . . . . . . . . . . . . . . 47
SECTION 8.04.  Notification to Noteholders and Certificateholders. . . . 48
SECTION 8.05.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . 48

                                ARTICLE IX

                                Termination
SECTION 9.01.  Optional Purchase of All Receivables. . . . . . . . . . . 48

                                 ARTICLE X

                               Miscellaneous

SECTION 10.01.  Amendment. . . . . . . . . . . . . . . . . . . . . . . . 50
SECTION 10.02.  Protection of Title to Trust . . . . . . . . . . . . . . 51
SECTION 10.03.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . 52
SECTION 10.04.  Assignment by the Seller or the Servicer . . . . . . . . 53
SECTION 10.05.  Limitations on Rights of Others. . . . . . . . . . . . . 53
SECTION 10.06.  Severability . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 10.07.  Separate Counterparts. . . . . . . . . . . . . . . . . . 53
SECTION 10.08.  Headings . . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 10.09.  Governing Law. . . . . . . . . . . . . . . . . . . . . . 53
SECTION 10.10.  Assignment by Issuer . . . . . . . . . . . . . . . . . . 53
SECTION 10.11.  Nonpetition Covenants. . . . . . . . . . . . . . . . . . 53
SECTION 10.12.  Limitation of Liability of Owner Trustee and
     Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . 54
SECTION 10.13.  Servicer Payment Obligation. . . . . . . . . . . . . . . 54


SCHEDULE A      Schedule of Receivables
SCHEDULE B      Location of Receivable Files

EXHIBIT A       Representations and Warranties of First
            Merchants
EXHIBIT B       Form of Distribution Date Statement to
Certificateholders
EXHIBIT C       Form of Distribution Date Statement to
            Noteholders
EXHIBIT D       Form of Servicer's Certificate
            EXHIBIT E       Form of Policy
    SALE AND SERVICING AGREEMENT
    dated as of May 1, 1996, among FIRST
    MERCHANTS AUTO TRUST 1996-A, a Delaware business trust (the "Issuer"), FIRST MERCHANTS AUTO RECEIVABLES CORPORATION II, a Delaware corporation (the "Seller"), FIRST MERCHANTS ACCEPTANCE CORPORATION, a Delaware corporation (the "Servicer") and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation as indenture trustee (in such capacity, the "Indenture Trustee"), and as backup servicer (in such capacity, the "Backup Servicer").


    WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with automobile retail installment sale contracts generated by First Merchants Acceptance Corporation in the ordinary course of business and sold by First Merchants Acceptance Corporation to the Seller;

    WHEREAS the Seller is willing to sell such receivables to the Issuer; and

    WHEREAS First Merchants Acceptance Corporation is willing to service such receivables;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                 ARTICLE I

                                Definitions

    SECTION 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

    "Accelerated Payment Date" means any Distribution Date (i) following the occurrence of a Security Insurer Default, until the Outstanding Amount of the Notes is reduced to zero, or (ii) if a Security Insurer Default has not occurred and the Security Insurer does not waive the obligation that the Issuer pay accelerated principal amounts, (A) following the occurrence of an Insurance Agreement Event of Default, until the Outstanding Amount of the Notes is reduced to zero or (B) if (x) any of the Portfolio Performance Tests was not met on any of the three immediately preceding Determination Dates and (y) the Over-Collateralization Amount plus the amount on deposit in the Spread Account is less than 18% of the Pool Balance as of such Distribution Date (after giving effect to distributions on such date).

    "Accelerated Principal Distribution Amount" means with respect to any Distribution Date that is also an Accelerated Payment Date, the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after the payment of amounts in respect of 5.06(b)(1) through (6); provided, however, that the Accelerated Principal Distribution Amount shall not exceed the Outstanding Amount of the Notes.

    "Amount Financed" means with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs, exclusive of any amount allocable to the premium of force-placed physical damage insurance covering the Financed Vehicle.

    "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the related Contract.

    "Average Pool Balance" means, with respect to any Collection
Period, the average of the Pool Balance at the beginning of business on the first day of such Collection Period and at the close of business on the last day of such Collection Period.

    "Backup Servicer" means Harris Trust and Savings Bank or its successor in interest pursuant to Section 7.03 or such other Person as shall have been appointed as Backup Servicer pursuant to Section
8.03(b).

    "Basic Documents" means the Certificate of Trust, the Trust Agreement, the Indenture, this Agreement, the Purchase Agreement, the Receivables Purchase Agreement, the Administration Agreement, the Note Depository Agreement, the Policy, the Insurance Agreement, the Indemnification Agreement, the Premium Letter, the Local Collection Account Agreement and other documents and certificates delivered in connection therewith.

    "Certificate Balance" equals, initially, $9,476,823.72 and, thereafter, equals the Initial Certificate Balance reduced by all amounts allocable to principal previously distributed to Certificateholders.

    "Certificate Distribution Account" has the meaning assigned to such term in the Trust Agreement.

    "Certificate Pool Factor" means, as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the Certificate Balance (after giving effect to any reductions therein to be made on the immediately following Distribution Date) divided by the Initial Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Certificate Pool Factor will decline to reflect reductions in the Certificate Balance.

    "Certificateholders" has the meaning assigned to such term in the Trust Agreement.

    "Certificateholders' Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Principal Distributable Amount and the Certificateholders' Interest Distributable Amount for such date.

    "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the sum of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus 30 days' interest on such excess, to the extent permitted by law, at the Pass-Through Rate.

    "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and the Certificateholders' Interest Carryover Shortfall for such Distribution Date. Interest with respect to the Certificates shall be computed on the basis of a 360-day year consisting of twelve 30-day months for all purposes of this Agreement and the Basic Documents.

    "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, 30 days of interest (or, in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding June 15, 1996) at the Pass-Through Rate on the Certificate Balance on the last day of the preceding Collection Period (or, in the case of the first Distribution Date, on the Closing Date).

    "Certificateholders' Monthly Principal Distributable Amount" means
(i) with respect to any Distribution Date prior to the Distribution Date on which the Class A-1 Notes are paid in full, zero, (ii) with respect to any Distribution Date on or after the Distribution Date on which the Class A-1 Notes are paid in full, 7% of the Regular Principal Distribution Amount for such Distribution Date (less, on the Distribution Date on which the Class A-1 Notes are paid in full, the portion thereof payable on the Class A-1 Notes) or (iii) on any Distribution Date on or after the Distribution Date on which the Class A-2 Notes are paid in full, 100% of the Regular Principal Distribution Amount (less, on the Distribution Date on which the Class A-2 Notes are paid in full, the portion thereof payable on the Class A-2 Notes).

    "Certificateholders' Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such current Distribution Date.

    "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Certificateholders' Principal Distributable Amount shall not exceed the
Certificate Balance.   In addition, on the Final Scheduled Distribution
Date, the principal required to be included in the Certificateholders' Principal Distributable Amount will include the lesser of (a) (i) any Obligor's Scheduled Payments of principal due and remaining unpaid on each Precomputed Receivable and (ii) any principal due and remaining unpaid on each Simple Interest Receivable, in each case, in the Trust as of the Final Scheduled Maturity Date or (b) the amount that is necessary (after giving effect to the other amounts to be deposited in the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Certificate Balance to zero.

    "Certificates" means the Trust Certificates (as defined in the Trust Agreement).

    "Class" means any one of the classes of Notes.

    "Class A-1 Final Scheduled Distribution Date" means the January 15, 1999 Distribution Date.

    "Class A-1 Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the sum of the Class A-1 Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A-1 Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to the Class A-1 Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A-1 Rate for the related Floating Rate Interest Accrual Period.

    "Class A-1 Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-1 Monthly Interest Distributable Amount for such Distribution Date and the Class A-1 Interest Carryover Shortfall for such Distribution Date. For all purposes of this Agreement and the Basic Documents, interest with respect to the Class A-1 Notes shall be computed on the basis of the actual number of days in each applicable Floating Rate Interest Accrual Period.

    "Class A-1 Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Floating Rate Interest Accrual Period on the Class A-1 Notes at the Class A-1 Rate on the Outstanding Amount of the Class A-1 Notes on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date), after giving effect to all distributions of principal to the Class A-1 Noteholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

    "Class A-1 Monthly Principal Distribution Amount" means, with respect to any Distribution Date until Class A-1 Notes are paid in full, 100% of the Regular Principal Distribution Amount.

    "Class A-1 Noteholder" means the Person in whose name a Class A-1
Note is registered in the Note Register.

    "Class A-1 Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class A-1 Monthly Principal Distributable Amount and any outstanding Class A-1 Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Note Distribution Account on such current Distribution Date.

    "Class A-1 Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Class A-1 Monthly Principal Distributable Amount plus (ii) the Class A-1 Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Class A-1 Principal Distributable Amount shall not exceed the Outstanding Amount of the Class A-1 Notes. In addition, on the Class A-1 Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-1 Notes to zero.

    "Class A-2 Additional Principal Distribution Amount" means, (i) with respect to any Distribution Date prior to the Distribution Date on which the Class A-1 Notes are paid in full and any Distribution Date after the Distribution Date on which the Class A-2 Notes are paid in full, zero and (ii) with respect to any Distribution Date on or after the Distribution Date on which the Class A-1 Notes are paid in full, 50% of the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after the payment of amounts in respect of 5.06(b)(1) through (9); provided, however, that the Class A-2 Additional Principal Distribution Amount shall not exceed the Outstanding Amount of the Class A-2 Notes.

    "Class A-2 Final Scheduled Distribution Date" means the July 17, 2000 Distribution Date.

    "Class A-2 Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the sum of the Class A-2 Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A-2 Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date, plus interest on the amount of interest due but not paid to the Class A-2 Noteholders on the preceding Distribution Date, to the extent permitted by law, at the Class A-2 Rate for the related Interest Accrual Period.

    "Class A-2 Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-2 Monthly Interest Distributable Amount for such Distribution Date and the Class A-2 Interest Carryover Shortfall for such Distribution Date. For all purposes of this Agreement and the Basic Documents, interest with respect to the Class A-2 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

    "Class A-2 Monthly Interest Distributable Amount" means, with respect to any Distribution Date, interest accrued for the related Interest Accrual Period on the Class A-2 Notes at the Class A-2 Rate on the Outstanding Amount of the Class A-2 Notes on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date), after giving effect to all distributions of principal to the Class A-2 Noteholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing
Date).

    "Class A-2 Monthly Principal Distribution Amount" means, with respect to any Distribution Date (i) prior to the Distribution Date on which the Class A-1 Notes are paid in full, zero and (ii) on or after the Distribution Date on which the Class A-1 Notes are paid in full 93% of the Regular Principal Distribution Amount; provided, that, on the Distribution Date on which the Class A-1 Notes are paid in full, the Class A-2 Monthly Principal Distribution Amount will equal 93% of the Regular Principal Amount remaining after the Class A-1 Notes are paid in full.

    "Class A-2 Noteholder" means the Person in whose name a Class A-2
Note is registered in the Note Register.

    "Class A-2 Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class A-2 Monthly Principal Distributable Amount and any outstanding Class A-2 Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Note Distribution Account on such current Distribution Date.

    "Class A-2 Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Class A-2 Monthly Principal Distributable Amount plus (ii) the Class A-2 Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, however, that the Class A-2 Principal Distributable Amount shall not exceed the Outstanding Amount of the Class A-2 Notes. In addition, on the Class A-2 Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-2 Notes to zero.

    "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.02(b)(i).

    "Collection Period" means with respect to any Distribution Date other than the first Distribution Date, the calendar month preceding such Distribution Date. The Collection Period with respect to the first Distribution Date will be the period from and including the Cutoff Date to and including May 31, 1996. Any amount stated as of the last day of a Collection Period or as of the first day of a Collection Period shall give effect to the following calculations as determined as of the close of business on such last day: (1) all applications of collections and (2) all distributions to be made on the following Distribution Date.

    "Contract" means a motor vehicle retail installment sale contract.

    "Controlling Party" means (i) as long as the Policy is in effect and no Security Insurer Default has occurred and is continuing, the Security Insurer and (ii) if a Security Insurer Default has occurred and is continuing or the Policy is otherwise no longer in effect, the Indenture Trustee for the benefit of the Noteholders.

    "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at Harris Trust and Savings Bank, 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606,
Attention: Indenture Trust Administration; or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (of which address such successor Indenture Trustee will notify the Noteholders and the Seller).

    "Cram Down Loss" means any loss resulting from an order issued by a court of appropriate jurisdiction in an insolvency proceeding that reduces the amount owed on a Receivable or otherwise modifies or restructures the Obligor's Scheduled Payments to be made thereon. The amount of any such Cram Down Loss will equal the excess of (i) the Principal Balance of the Receivable immediately prior to such order over (ii) the Principal Balance of such Receivable as so reduced, modified or restructured. A Cram Down Loss will be deemed to have occurred on the date of issuance of such order.

    "Credit Enhancement Fee" means, with respect to any Distribution Date, the fee paid to the Seller, upon the terms and subject to the conditions set forth in the Spread Account Agreement, in consideration of the pledge by the Seller of certain of its assets pursuant to the Spread Account Agreement. The Credit Enhancement Fee shall be in an amount on each Distribution Date equal to the funds remaining in the Collection Account on such date after the distribution by the Indenture Trustee of all amounts required pursuant to clauses (1) through (10) of Section 5.06(b).

    "Cutoff Date" means April 1, 1996.

    "Dealer" means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to First Merchants pursuant to a Dealer Agreement.

    "Dealer Agreement" means an agreement between First Merchants and a Dealer pursuant to which such Dealer sells Contracts to First
Merchants.

    "Default Rate" means, with respect to any Collection Period, the product, expressed as a percentage, of (i) twelve and (ii) a fraction, the numerator of which equals the sum of (A) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period and (B) the aggregate Principal Balance of all Receivables that became Purchased Receivables during such Collection Period and that were delinquent 31 days or more under the related Contract, and the denominator of which equals the Average Pool Balance for such Collection Period.

    "Defaulted Receivable" means a Receivable with respect to which any of the following shall have occurred: (i) a payment under the related Contract is 120 or more days (or, if the related Obligor is a debtor under Chapter 13 of the U.S. Bankruptcy Code, 180 or more days) delinquent, (ii) the related Financed Vehicle has been repossessed or
(iii) the Servicer has determined in good faith that payments under the related Contract are not likely to be resumed.

    "Deficiency Claim Date" means, with respect to each Distribution Date, the third Business Day preceding such Distribution Date.

    "Delinquency Ratio" means, with respect to each Collection Period, the quotient, expressed as a percentage, of (i) the aggregate Principal Balance of all Receivables with respect to which one or more payments are 31 or more days past due as of the last day of such Collection Period and (ii) the Pool Balance.

    "Delivery" when used with respect to Trust Account Property means:

         (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

         (b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

         (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

    "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

    "Determination Date" means, with respect to each Distribution Date, the earlier of (i) the 8th day of the calendar month in which such Distribution Date occurs (or if such 8th day is not a Business Day, the next succeeding Business Day) and (ii) the 4th Business Day preceding such Distribution Date.

    "Distribution Date" means, with respect to each Collection Period, the fifteenth day of the following month or, if such day is not a Business Day, the immediately following Business Day, commencing on June 17, 1996.

    "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

    "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee, the Owner Trustee or Chemical Bank so long as it shall be Paying Agent under the Trust Agreement or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of AAA or better by Standard & Poor's and A1 or better by Moody's or (B) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 or better by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified, the Indenture Trustee, the Owner Trustee or Chemical Bank may be considered an Eligible Institution for the purposes of clause (b) of this definition.

    "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

         (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

         (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

         (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

         (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor);

         (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

         (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b);

         (g) repurchase obligations with respect to any security or whole loan, entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) above (except that the rating referred to in the proviso in such clause
    (b) shall be A-1 or higher in the case of Standard & Poor's) (such depository institution or trust company being referred to in this definition as a "financial institution"), (ii) a broker/dealer (acting as principal) registered as a broker or dealer under
    Section 15 of the Exchange Act (a "broker/dealer") the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "rated broker/dealer"), (iii) an unrated broker/dealer (an "unrated broker/dealer"), acting as principal, that is a wholly-owned subsidiary of a non-bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and at least A-1 by Standard & Poor's at the time of entering into such repurchase obligation (a "Rated Holding Company") or (iv) an unrated subsidiary (a "Guaranteed Counterparty"), acting as principal, that is a wholly-owned subsidiary of a direct or indirect parent Rated Holding Company, which guarantees such subsidiary's obligations under such repurchase agreement; provided that the following conditions are satisfied:

           (A) the aggregate amount of funds invested in repurchase obligations of a financial institution, a rated broker/dealer, an unrated broker/dealer or Guaranteed Counterparty in respect of which the Standard & Poor's unsecured short-term ratings are A-1 (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company) shall not exceed 20% of the sum of the then Outstanding Amount of the Notes and the Certificate Balance (there being no limit on the amount of funds that may be invested in repurchase obligations in respect of which such Standard & Poor's rating is A-1+ (in the case of an unrated broker/dealer or Guaranteed Counterparty, such rating being that of the related Rated Holding Company));

           (B) the repurchase obligation must mature within 30 days of the date on which the Indenture Trustee or the Issuer, as applicable, enters into such repurchase obligation;

           (C) the repurchase obligation shall not be subordinated to any other obligation of the related financial institution, rated broker/dealer, unrated broker/dealer or Guaranteed
         Counterparty;

           (D) the collateral subject to the repurchase obligation is held, in the appropriate form, by a custodial bank on behalf of the Indenture Trustee or the Issuer, as applicable;

           (E) the repurchase obligation shall require that the collateral subject thereto shall be marked to market daily;

           (F) in the case of a repurchase obligation of a Guaranteed Counterparty, the following conditions shall also be satisfied:

              (i)  the Indenture Trustee or the Issuer, as
           applicable, shall have received an opinion of counsel (which may be in-house counsel) to the effect that the guarantee of the related Rated Holding Company is a legal, valid and binding agreement of the Rated Holding Company, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization and moratorium or other similar laws affecting creditors' rights generally and to general equitable principles;

              (ii) the Indenture Trustee or the Issuer, as applicable, shall have received (x) an incumbency certificate for the signer of such guarantee, certified by an officer of such Rated Holding Company and (y) a resolution, certified by an officer of the Rated Holding Company, of the board of directors (or applicable committee thereof) of the Rated Holding Company authorizing the execution, delivery and performance of such guarantee by the Rated Holding Company;

              (iii) the only conditions to the obligation of such Rated Holding Company to pay on behalf of the Guar-

           anteed Counterparty shall be that the Guaranteed Counterparty shall not have paid under such repurchase obligation when required (it being understood that no notice to, demand on or other action in respect of the Guaranteed Counterparty is necessary) and that the Indenture Trustee or the Issuer shall make a demand on the Rated Holding Company to make the payment due under such guarantee;

              (iv) the guarantee of the Rated Holding Company shall be irrevocable with respect to such repurchase obligation and shall not be subordinated to any other obligation of the Rated Holding Company; and

              (v) each of Standard & Poor's and Moody's has confirmed in writing to the Indenture Trustee or Issuer, as applicable, that it has reviewed the form of the guarantee of the Rated Holding Company and has determined that the issuance of such guarantee will not result in the downgrade or withdrawal of the ratings assigned to the Notes or result in an increased capital charge to the Security Insurer.

           (G) the repurchase obligation shall require that the repurchase obligation be overcollateralized and shall provide that, upon any failure to maintain such over-

         collateralization, the repurchase obligation shall become due and payable, and unless the repurchase obligation is satisfied immediately, the collateral subject to the repurchase agreement shall be liquidated and the proceeds applied to satisfy the unsatisfied portion of the repurchase obligation; and

           (H) any other investment with respect to which the Issuer or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment as an Eligible Investment will not result in a withdrawal or downgrading of the ratings on the Notes or result in an increased capital charge to the Security Insurer.

    "Eligible Servicer" means First Merchants Acceptance Corporation, the Backup Servicer or any other Person which at the time of its appointment as Servicer (i) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care and (iv) has a minimum net worth of $100,000,000.

    "Endorsement" shall have the meaning specified in the Policy.

    "Excess Cash Flow Ratio" means with respect to any Determination Date, the product, expressed as a percentage of (A) twelve and (B) a fraction, (i) the numerator of which will equal the portion, if any, of the Total Distribution Amount for the related Collection Period that remains after the payment of amounts in respect of 5.06(b)(1) through
(5) on the related Distribution Date and (ii) the denominator of which is the Pool Balance as of the end of the related Collection Period.

    "FDIC" means the Federal Deposit Insurance Corporation.

    "Final Scheduled Distribution Date" means the August 15, 2001
Distribution Date.

    "Final Scheduled Maturity Date" means July 20, 2001.

    "Financed Vehicle" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

    "First Merchants" means First Merchants Acceptance Corporation, a Delaware corporation, and its successors.

    "Fiscal Agent" shall have the meaning specified in the Policy.

    "FMARC II" means First Merchants Auto Receivables Corporation II, a Delaware corporation, and its successors.

    "Indenture" means the Indenture dated as of May 1, 1996, between the Issuer and the Indenture Trustee.

    "Indenture Trustee" means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

    "Initial Certificate Balance" shall have the meaning set forth in the Trust Agreement.

    "Initial Pool Balance" means the aggregate principal balance of the Receivables as of the Cutoff Date.

    "Insolvency Event" means, with respect to a specified Person,
(a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

    "Insurance Agreement" means the Insurance and Indemnity Agreement dated as of May 1, 1996, among the Security Insurer, the Issuer, First Merchants and the Seller.

    "Insurance Agreement Event of Default" means any Event of Default, as defined in the Insurance Agreement.

    "Interest Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, with respect to the Receivables in respect of the Collection Period preceding such Distribution Date: (a) that portion of all collections on Receivables allocable to interest,
(b) Liquidation Proceeds with respect to the Receivables to the extent allocable to interest due thereon in accordance with the Servicer's customary servicing procedures, (c) the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period to the extent attributable to accrued interest on such Receivable, (d) Investment Earnings for the related Distribution Date and (e) Recoveries for such Collection Period; provided, however, that in calculating the Interest Distribution Amount the following will be excluded: all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Interest Distribution Amount in a prior Collection
Period.

    "Investment Earnings" means, with respect to any Distribution
Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on such Distribution Date pursuant to
Section 5.02(b).

    "Issuer" means First Merchants Auto Trust 1996-A.

    "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

    "Liquidated Receivable" means any Receivable with respect to which any of the following shall have occurred: (i) the related Financed Vehicle has been repossessed for 90 days or more, (ii) such Receivable is a Defaulted Receivable with respect to which the Servicer has determined in good faith that all amounts it expects to recover have been received or (iii) a payment under the related Contract is 150 or more days (or, if the related Obligor is a debtor under Chapter 13 of the U.S. Bankruptcy Code, 210 or more days) delinquent.

    "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the moneys collected in respect thereof, from whatever source on a Liquidated Receivable during the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

    "Local Collection Account" shall have the meaning provided in
Section 5.02.

    "Local Collection Account Agreement" means the letter agreement dated as of March 1, 1996, among Harris Trust and Savings Bank, as trustee under an Indenture dated as of November 17, 1995, among First Merchants Auto Receivables Corporation ("FMARC"), the Indenture Trustee, FMARC, the Seller, the Servicer and the Security Insurer, as amended, supplemented or otherwise modified from time to time.

    "Local Collection Account Agreement" means the Local Collection Account Agreement, dated as of May 21, 1996, among Harris Trust and Savings Bank, as FMARC Trustee, Harris Trust and Savings Bank, as
FMARC II Trustee, Harris Trust and Savings Bank, as FMAT Trustee, First Merchants Acceptance Corporation, Financial Security Assurance, Inc., First Merchants Auto Receivables Corporation, First Merchants Auto Receivables Corporation II, and First Merchants Auto Trust 1996-A.

    "Local Post Office Box" shall have the meaning specified in
Section 5.01.

    "Master Spread Account Agreement" means the Master Spread Account Agreement dated as of March 1, 1996, among FMARC II, as depositor, the Security Insurer and Harris Trust and Savings Bank, as trustee and collateral agent.

    "Moody's" means Moody's Investors Service, Inc., or its successor.

    "Net Liquidation Losses" means, with respect to any Collection Period, (i) the aggregate Principal Balance of all Receivables that became Liquidated Receivables during such Collection Period plus interest due and unpaid thereon under the related Contracts, minus (ii) Liquidation Proceeds received during such Collection Period with respect to such Liquidated Receivables and any Receivables that became Liquidated Receivables during previous Collection Periods.

    "Net Loss Rate" means, with respect to any Collection Period, the product, expressed as a percentage, of (i) Net Liquidation Losses for such Collection Period and (ii) twelve divided by the Average Pool Balance.

    "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.02.

    "Note Pool Factor" means, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the Outstanding Amount of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Distribution Date) divided by the original Outstanding Amount of such Class of Notes. The Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the Outstanding Amount of such Class of Notes.

    "Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-1 Interest
Distributable Amount for such Distribution Date and the Class A-2
Interest Distributable Amount for such Distribution Date.

    "Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-1 Principal Distributable Amount for such Distribution Date and the Class A-2 Principal Distributable Amount for such Distribution Date; provided, however, that the Noteholders' Principal Distributable Amount shall not exceed the Outstanding Amount of the Notes. In addition, (a) on the Class A-1 Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-1 Notes to zero; and on the Class A-2 Final Scheduled Distribution Date, the principal required to be deposited in the Note Distribution Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Amount of the Class A-2 Notes to zero.

    "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under such Receivable.

    "Obligor's Scheduled Payment" means, with respect to each Receivable, the scheduled monthly payment amount set forth in the related Contract and required to be paid by the Obligor during each Collection Period. If, after the Closing Date, an Obligor's scheduled monthly payment obligation under the related Contract is modified (i) as a result of the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or (iii) as a result of modifications or extensions of the Contract permitted by Section 4.02, "Obligor's Scheduled Payment" shall refer to the Obligor's scheduled monthly payment obligation as so modified.

    "Officers' Certificate" means a certificate signed by (a) the chairman of the board, any vice president, the controller or any assistant controller and (b) the president, a treasurer, assistant treasurer, secretary or assistant secretary of the Seller or the Servicer, as appropriate.

    "Opinion of Counsel" means one or more written opinions of counsel, who may be an employee of or counsel to the Seller or the Servicer, which counsel shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

    "Original Pool Balance" means $135,373,823.72.

    "Over-Collateralization Amount" means the amount, on any date of determination, by which the Pool Balance exceeds the Outstanding Amount of the Notes.

    "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

    "Owner Trustee" means the Person acting as Owner Trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

    "Pass-Through Rate" means 6.70% per annum.

    "Payment Determination Date" means, with respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

    "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

    "Policy" means the financial guaranty insurance policy issued by the Security Insurer with respect to the Notes, including any endorsements thereto, in the form of Exhibit E.

    "Policy Payments Account" shall have the meaning specified in
Section 5.07(b).

    "Pool Balance" means, with respect to each Determination Date, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables) as of the close of business on the last day of the related Collection Period, after giving effect to all Collections for such Collection Period.

    "Portfolio Performance Test" means, with respect to any Distribution Date, the calculations performed by the Servicer on the related Determination Date to determine whether (i) the arithmetic average of the Delinquency Ratios for the three immediately preceding Collection Periods equals or exceeds 6%, (ii) the arithmetic average of the Default Rates for the three immediately preceding Collection Periods equals or exceeds 20%, (iii) the arithmetic average of the Net Loss Rates for the three immediately preceding Collection Periods equals or exceeds 10% or (iv) for as long as the Class A-1 Notes are outstanding, the arithmetic average of the Excess Cash Flow Ratio with respect to the three previous Collection Periods is less than 2.5%; provided, however, that, so long as no Security Insurer Default shall have occurred and be continuing, (a) the percentages set forth in clauses (i), (ii), (iii) and (iv) above may be modified or amended by the Seller and the Indenture Trustee with the consent of the Security Insurer but without the consent of the Noteholders and (b) the Security Insurer may, with notice to the Rating Agencies but without the consent of any Noteholder, waive the requirement that the Portfolio Performance Tests be met with respect to any Distribution Date.

    "Precomputed Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related Contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method or are monthly actuarial receivables.

    "Principal Balance" means, with respect to any Receivable and Determination Date, the Amount Financed minus an amount equal to the sum, as of the close of business on the last day of the related Collection Period, of (1) that portion of all amounts received on or prior to such day with respect to such Receivable and allocable to principal using the actuarial method (with respect to Precomputed Receivables) or the Simple Interest Method (with respect to Simple Interest Receivables), as applicable, and (2) any Cram Down Losses with respect to such Receivable.

    "Purchase Amount" means, with respect to any Receivable, the unpaid principal balance owed by the Obligor thereon plus interest on such amount at the applicable APR to the last day of the month of repurchase.

    "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 4.07 or by the Seller pursuant to
Section 3.03.

    "Rating Agency" means either Moody's or Standard & Poor's or, when used in the plural form, Moody's and Standard and Poor's. If none of Moody's, Standard & Poor's or a successor to either of them remains in existence, "Rating Agency" shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Owner Trustee, the Indenture Trustee, the Servicer and the Security Insurer.

    "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given 10 days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes or result in an increased capital charge of the Security Insurer.

    "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

    "Receivable" means any Contract listed on Schedule A (which
Schedule may be in the form of microfiche).

    "Receivable Files" means the documents specified in Section 3.04.

    "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of May 1, 1996, between First Merchants, as seller and FMAC II, as Purchaser.

    "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor.

    "Regular Principal Distribution Amount" means, with respect to any Distribution Date, the sum of the following amounts, without duplication, with respect to the Receivables in respect of the Collection Period preceding such Distribution Date: (i) that portion of all collections on Receivables allocable to principal, (ii) all Liquidation Proceeds attributable to the principal amount of Receivables that became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, plus the amount of Realized Losses with respect to such Liquidated Receivables (iii) to the extent attributable to principal, any Cram Down Losses with respect to the related Collection Period and
(iv) to the extent attributable to principal, the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period; provided, however, that in calculating the Regular Principal Distribution Amount the following will be excluded: (i) all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Regular Principal Distribution Amount in a prior Collection Period and
(ii) Recoveries.

    "Responsible Officer" means the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary, or any assistant secretary of the Servicer.

    "Scheduled Payment" means, with respect to each Distribution Date, an amount equal to the Noteholders' Interest Distributable Amount plus the Noteholders' Principal Distributable Amount.

    "Securities" means the Notes and the Certificates.

    "Security Insurer" means Financial Security Assurance Inc., a monoline insurance company incorporated under the laws of the State of New York, or its successor.

    "Security Insurer Default" means any one of the following events shall have occurred and be continuing:

         (a) the Security Insurer shall have failed to make a required payment when due under the Policy;

         (b) the Security Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization, (ii) made a general assignment for the benefit of its creditors or (iii) had an order for relief entered against it under the United States Bankruptcy Code, the New York State Insurance Law or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation, or reorganization that is final and nonappealable; or

         (c) a court of competent jurisdiction, the New York Department of Insurance or any other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent, or receiver for the Security Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent, or receiver of the Security Insurer or of all or any material portion of its property.

    "Seller" means FMARC II and its successors in interest to the extent permitted hereunder.

    "Servicer" means First Merchants, as the servicer of the Receivables, and each successor to First Merchants (in the same capacity) pursuant to Section 7.03 or 8.03.

    "Servicer Termination Event" means an event specified in
Section 8.01.

    "Servicer's Certificate" means an Officers' Certificate of the Servicer delivered pursuant to Section 4.09, substantially in the form of Exhibit D.

    "Servicer Extension Notice" shall have the meaning specified in
Section 4.14.

    "Servicing Fee" means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to
Section 4.08.

    "Simple Interest Method" means the method of allocating the monthly payments received with respect to a Receivable to interest in an amount equal to the product of (i) the applicable APR, (ii) the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment was made under such Receivable and
(iii) the outstanding principal amount of the Receivable, and allocating the remainder of each such monthly payment to principal.

    "Simple Interest Receivable" means any Receivable, as applicable, under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

    "Spread Account" means the account designated as such, established and maintained pursuant to the Spread Account Agreement.

    "Spread Account Agreement" means the Master Spread Account Agreement dated as of March 1, 1996, among FMARC II, as depositor, the Security Insurer and Harris Trust and Savings Bank, as trustee and collateral agent, as supplemented by the Series 1996-A Supplement to the Master Spread Account Agreement, dated as of May 1, 1996 and as amended by the Amendment to the Master Spread Account Agreement, dated as of May 1, 1996, each among FMARC II, the Security Insurer and Harris Trust and Savings Bank, as the same may be supplemented or amended from time to time.

    "Spread Account Required Amount" means with respect to any Distribution Date, the greater of (i) 5% of the Pool Balance as of the end of business on the last day of the related Collection Period and
(ii) the lesser of (x) 1.5% of the Initial Pool Balance and (y) the Outstanding Amount of the Notes (after giving effect to distributions on such Distribution Date); provided, however, that in no event shall the Spread Account Required Amount be less than $100,000.

    "Standard & Poor's" means Standard & Poor's Ratings Services, A Division of The McGraw-Hill Company, or its successor.

    "State" means any one of the 50 States of the United States of America or the District of Columbia.

    "Total Distribution Amount" means, for each Distribution Date, the sum of the applicable Interest Distribution Amount and the applicable Regular Principal Distribution Amount (other than the portion thereof attributable to Realized Losses).

    "Trust" means the Issuer.

    "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

    "Trust Accounts" has the meaning assigned thereto in Section 5.02.

    "Trust Agreement" means the Amended and Restated Trust Agreement dated as of May 1, 1996, between the Seller, as Depositor, and the Owner Trustee.

    "Trust Officer" means, in the case of the Indenture Trustee or the Backup Servicer, any Officer within the Corporate Trust Office of the Indenture Trustee, including any Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

    "UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction.

    SECTION 1.02. Other Definitional Provisions. (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture or, if not defined therein, in the Trust Agreement.

    (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

    (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

    (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

    (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

    (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                  ARTICLE
 II

                         Conveyance of Receivables

    SECTION 2.01. Conveyance of Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller of $117,513,702.68 and the Certificates in the aggregate principal amount of $9,476,823.72, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations of the Seller set forth herein), all right, title and interest of the Seller in and to:

         (a) the Receivables and all moneys received thereon on or after April 1, 1996;

         (b) the security interests in the Financed Vehicles and any accessions thereto granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

         (c) any Liquidation Proceeds and any other proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors, including any vendor's single interest or other collateral protection insurance policy;

         (d) any property that shall have secured a Receivable and shall have been acquired by or on behalf of the Seller, the Servicer or the Trust;

         (e) all documents and other items contained in the Receivables Files;

         (f) all of the Seller's rights (but not its obligations) under the Receivables Purchase Agreement;

         (g) all right, title and interest in all funds on deposit from time to time in the Trust Accounts and the Certificate
    Distribution Account, and in all investments and proceeds thereof (including all income thereon); and

         (h)  the proceeds of any and all of the foregoing.


                                ARTICLE III

                              The Receivables

    SECTION 3.01.  Representations and Warranties of First Merchants.
(a) First Merchants has made each of the representations and warranties set forth in Exhibit A hereto under the Receivables Purchase Agreement and has consented to the assignment by the Seller to the Issuer of the Seller's rights with respect thereto. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer. Pursuant to Section 2.01 of this Agreement, the Seller has sold, assigned, transferred and conveyed to the Issuer, as part of the assets of the Issuer, its rights under the Receivables Purchase Agreement, including the representations and warranties of First Merchants therein as set forth in Exhibit A, upon which the Issuer relies in accepting the Receivables and delivering the Certificates and the Security Insurer relies in issuing the Policy, together with all rights of the Seller with respect to any breach thereof, including the right to require First Merchants to repurchase Receivables in accordance with the Receivables Purchase Agreement. It is understood and agreed that the representations and warranties referred to in this Section shall survive the delivery of the Receivable Files to the Issuer or any custodian.

    (b) First Merchants hereby agrees that the Issuer shall have the right to enforce any and all rights under the Receivables Purchase Agreement assigned to the Issuer herein, including the right to cause First Merchants to repurchase any Receivable with respect to which it is in breach of any of its representations and warranties set forth in Exhibit A, directly against First Merchants as though the Issuer were a party to the Receivables Purchase Agreement, and the Issuer shall not be obligated to exercise any such rights indirectly through the Seller.

    SECTION 3.02. Representations and Warranties of the Seller. The Seller makes the following representations and warranties as to the Receivables on which the Issuer relies in accepting the Receivables and delivering the Securities and the Security Insurer relies in issuing the Policy. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables by the Seller to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

    (a) Title. It is the intention of the Seller that (i) the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Issuer, conveying good title thereto, free and clear of any Liens or rights of other Persons and
(ii) the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Issuer. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable, free and clear of all Liens and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each such Receivable, free and clear of all Liens and rights of others; and the transfer has been perfected under the UCC.

    (b) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first perfected ownership interest in the Receivables have been made.

    SECTION 3.03.  Repurchase upon Breach.  The Seller and the
Servicer shall inform the other parties to this Agreement and the Security Insurer promptly, in writing, upon the discovery of any breach of First Merchants' representations and warranties made pursuant to
Section 3.01 of this Agreement or Section 3.02 of the Receivables Purchase Agreement or of the Seller's representations and warranties made pursuant to Section 3.02 above. Unless any such breach shall have been cured by the last day of the first Collection Period following the discovery or notice thereof by or to the Seller or the Servicer, the Seller shall be obligated and, if necessary, the Seller or the Issuer shall enforce the obligation of First Merchants under the Receivables Purchase Agreement, to repurchase as of such last day any Receivable materially and adversely affected by any such breach. In consideration of the repurchase of any such Receivable, the Seller shall remit the Purchase Amount to the Collection Account, in the manner specified in
Section 5.04; provided, however, that the obligation of the Seller to repurchase any Receivable arising solely as a result of a breach of First Merchants' representations and warranties under Section 3.02 of the Receivables Purchase Agreement is subject to the receipt by the Seller of the Purchase Amount from First Merchants. The sole remedy of the Issuer, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to Sections 3.01 and 3.02 and the agreement contained in this Section shall be to require the Seller to repurchase Receivables pursuant to this Section, subject to the conditions contained herein, or to enforce First Merchants' obligation to the Seller to repurchase such Receivables pursuant to the Receivables Purchase Agreement.

    SECTION 3.04. Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee with respect to the Receivables:

         (a) the fully executed original of the Receivable (together with any agreements modifying the Receivable, including any extension agreement);

         (b) the original credit application, or a copy thereof, fully executed by each Obligor thereon;

         (c) the original certificate of title or such other documents that the Servicer or the Seller shall keep on file in accordance with its customary procedures evidencing the security interest of the Seller in the Financed Vehicle; and

         (d) any and all other documents that the Servicer or the Seller shall keep on file in accordance with its customary procedures relating to a Receivable, an Obligor or a Financed
    Vehicle.

    SECTION 3.05. Duties of Servicer as Custodian. (a) Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer, the Indenture Trustee and, to the extent provided herein, the Security Insurer, and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, periodic audits of the Receivable Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Receivable Files.

    (b)  Maintenance of and Access to Records.   The Servicer shall
maintain each Receivable File at one of its offices specified in Schedule B to this Agreement or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice not later than 90 days after any change in location. The Servicer shall make available to the Issuer and the Indenture Trustee or their duly authorized representatives, attorneys or auditors a list of locations of the Receivable Files and the related accounts, records and computer systems maintained by the Servicer at such times during normal business hours as the Issuer shall instruct.

    (c)  Release of Documents.   Upon instruction from the Indenture
Trustee, the Servicer shall release any Receivable File to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable, and upon the release and delivery of any such document in accordance with the instructions of the Indenture Trustee, the Servicer shall be released from any further liability and responsibility under this Section 3.05 with respect to such documents, unless and until such time as such documents shall be returned to the Servicer. In no event shall the Servicer be responsible for any loss occasioned by the Indenture Trustee's failure to return any Receivable File or any portion thereof in a timely manner.

    SECTION 3.06.  Instructions; Authority to Act.   The Servicer
shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

    SECTION 3.07.  Custodian's Indemnification.   The Servicer, as
custodian, shall indemnify the Trust, the Owner Trustee and the Indenture Trustee and each of their officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs, or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Owner Trustee or the Indenture Trustee or any of their officers, directors, employees or agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee or any such officer, director, employee or agent of the Owner Trustee or Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee or Indenture Trustee, as the case may be, or any such officer, director, employee or agent of the Owner Trustee or Indenture Trustee, as the case may be.

    Indemnification under this Section shall survive the resignation or removal of the Servicer or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

    SECTION 3.08.  Effective Period and Termination.   The Servicer's
appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect unless and until terminated pursuant to this Section 3.08. If First Merchants or any successor Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of First Merchants or any successor Servicer shall have been terminated under
Section 8.02, the appointment of such Servicer as custodian may be terminated by the Security Insurer, the Issuer or by the Holders of Notes evidencing not less than 25% of the Outstanding Amount of the Notes, by the Owner Trustee or by Certificateholders evidencing not less than 25% of the Certificate Balance, in the same manner as the Security Insurer, the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.02. The Indenture Trustee or with the consent of the Indenture Trustee, the Owner Trustee may terminate the Servicer's appointment as custodian, with cause, at any time upon written notification to the Servicer and without cause, only by written notification to the Servicer pursuant to Section 8.02. As soon as practicable after any termination of such appointment (but in no event more than 10 Business Days after any such termination of appointment), the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate.


                                ARTICLE IV

                Administration and Servicing of Receivables

    SECTION 4.01. Duties of Servicer. The Servicer, for the benefit of the Issuer, the Indenture Trustee and the Security Insurer, shall manage, service, administer and make collections on the Receivables and perform the other actions required by the Servicer under this Agreement. The Servicer shall service the Receivables in accordance with its customary and usual procedures and consistent with the procedures employed by institutions that service motor vehicle retail installment sale contracts. The Servicer's duties shall include the collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, accounting for collections, furnishing monthly and annual statements to the Owner Trustee, Indenture Trustee, and the Security Insurer with respect to distributions, monitoring the compliance by Obligors with the insurance requirements contained in the related Contracts, and performing the other duties specified herein. The Servicer also shall administer and enforce all rights of the holder of the Receivables under the Contracts and the Dealer Agreements. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with the managing, servicing, administration and collection of the Receivables that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that, notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount due under any Receivable or waive the right to collect the unpaid balance of any Receivable from an Obligor. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders, a legal proceeding to enforce a Receivable pursuant to
Section 4.03 or to commence or participate in any other legal proceeding (including a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in any such legal proceeding in its own name, the Indenture Trustee or the Issuer shall thereupon be deemed to have automatically assigned the applicable Receivable to the Servicer solely for purposes of commencing or participating in such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Indenture Trustee or the Issuer to execute and deliver in the Indenture Trustee's or the Issuer's name any notices, demands, claims, complaints, responses, affidavits, or other documents or instruments in connection with any such proceeding. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee and Indenture Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

    SECTION 4.02. Collection and Receivable Payments; Modifications of Receivables. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others and otherwise act with respect to the Receivables in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

    (b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the date during each calendar month when the related Obligor's Scheduled Payment is due or
(ii) reamortize the Obligor's Scheduled Payments on the Receivable following a partial prepayment of principal.

    (c) The Servicer may grant payment extensions or other modifications of or amendments with respect to a Receivable (in addition to those modifications permitted by Section 4.02(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable and is otherwise in the best interests of the Trust; provided, however, that:

         (i) the aggregate period of all extensions on a Receivable shall not exceed four months;

         (ii) in no event may the final Obligor's Scheduled
    Payment on a Receivable be extended beyond the last day of the Collection Period relating to the Final Scheduled Maturity Date;

         (iii) no more than two extensions may be granted with respect to any Receivable in any one-year period; and

         (iv) no more than 13% of the aggregate Pool Balance may be subject to extension or modification in any one-year period.


    SECTION 4.03. Realization upon Receivables. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess or otherwise convert the ownership of and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer shall begin such repossession and conversion procedures as soon as practicable after default on such Receivable, but in no event later than the date on which all or any portion of an Obligor's Scheduled Payment has become 91 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. In repossessing or otherwise converting the ownership of a Financed Vehicle and liquidating a Receivable, the Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.01, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an insurance policy and other actions by the Servicer in order to realize on a Receivable; provided, however, that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the expense for such repair or repossession. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of the sale of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from recourse to the related Dealer.

    SECTION 4.04. Physical Damage Insurance. The Servicer shall, in accordance with its customary servicing procedures, require that each Obligor shall have obtained and maintain physical loss damage insurance covering the Financed Vehicle as of the execution of the Receivable.

    SECTION 4.05. Maintenance of Security Interests in Financed Vehicles. (a) The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Issuer, the Servicer hereby agrees that the designation of First Merchants as the secured party on the certificate of title is in its capacity as agent of the Issuer.

    (b) The Seller, the Owner Trustee, the Indenture Trustee, the Servicer and the Backup Servicer hereby agree that, upon the occurrence of a Servicer Termination Event, the Controlling Party may take or cause to be taken such actions as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interests in the Financed Vehicles in the name of the Issuer, including by amending the title documents of the Financed Vehicles. The Seller hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, the Controlling Party may at any other time instruct the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interest in the Financed Vehicles in the name of the Trust; provided, however, that if the Controlling Party requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer, the Seller or any other entity incurred in connection with any such action shall be reimbursed to the Servicer, the Seller or such other party by the Controlling Party.

    SECTION 4.06. Covenants of Servicer. By its execution and delivery of this Agreement, the Servicer hereby covenants as follows (on which covenants the Issuer and Indenture Trustee rely in accepting the Receivables and delivering the Securities and on which the Security Insurer relies in issuing the Policy):

    (a) Liens in Force. No Financed Vehicle securing a Receivable shall be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

    (b) No Impairment. The Servicer shall do nothing to impair the rights of the Trust in the Receivables;

    (c) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.02; and

    (d) Restrictions on Liens. The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to or permit in the future (upon the occurrence of a contingency or otherwise) the creation, incurrence or existence of any Lien on or restriction on transferability of any Receivable except for the Lien in favor of the Trust and the restrictions on transferability imposed by this Agreement or (B) sign or file any UCC financing statements in any jurisdiction that names First Merchants, the Servicer or the Seller as a debtor, and any Person other than the Seller or the Issuer as a secured party, or sign any security agreement authorizing any secured party thereunder to file any such financing statement with respect to the Receivables.

    SECTION 4.07. Purchase of Receivables upon Breach. Upon discovery by any of the Servicer, the Seller, the Owner Trustee, the Indenture Trustee or the Backup Servicer of a breach of any of the covenants set forth in Sections 4.02(c), 4.05(a) or 4.06, the party discovering such breach shall give prompt written notice to the other parties; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section
4.07. On or before the last day of the first Collection Period following its discovery or receipt of notice of any breach of any covenant set forth in Sections 4.02(c), 4.05(a) or 4.06 that materially and adversely affects the interests of the Issuer, the Indenture Trustee, the Certificateholders, the Noteholders or the Security Insurer in any Receivable, the Servicer shall, unless such breach shall have been cured in all material respects by such date, purchase from the Issuer the Receivable affected by such breach. In consideration of the purchase of any such Receivable, the Servicer shall remit the related Purchase Amount into the Collection Account in the manner specified in Section 5.04. Subject to Section 7.02, it is understood and agreed that the obligation of the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders.

    SECTION 4.08. Servicing Fee. The Servicing Fee payable to the Servicer on each Distribution Date shall equal the product of (i) one-twelfth, (ii) 2.50% and (iii) the Pool Balance as of the first day of the related Collection Period. The Servicing Fee shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The Servicer also shall be entitled to all late fees, prepayment charges (including, in the case of a Receivable that provides for payments according to the "Rule of 78s" and that is prepaid in full, the difference between the Principal Balance of such Receivable (plus accrued interest to the date of prepayment) and the Principal Balance of such Receivable computed according to the "Rule of 78s"), and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables.

    The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer and expenses incurred in connection with distributions and reports made by the Servicer to the Owner Trustee and Indenture Trustee). The Servicer shall be liable for the fees and expenses of the Backup Servicer.

    SECTION 4.09. Servicer's Certificate. Not later than 10:00 a.m. (New York time) on each Determination Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, the Indenture Trustee the Back-up Servicer, the Security Insurer and the Seller, with a copy to the Rating Agencies, a Servicer's Certificate containing all information necessary to make the distributions to be made on the related Distribution Date pursuant to Section 5.06 for the related Collection Period. Receivables to be purchased by the Servicer or to be repurchased by the Seller and each Receivable that became a Liquidated Receivable shall be identified by the Servicer by account number with respect to such Receivable (as specified in Schedule A).

    SECTION 4.10. Annual Statement as to Compliance; Notice of Servicer Termination Event. (a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer and each Rating Agency, within 120 days after the end of the Servicer's fiscal year (with the first such certificate being delivered no later than April 30, 1997), an Officer's Certificate signed by a Responsible Officer of the Servicer, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such shorter period as shall have elapsed from the Closing Date to the end of the first such fiscal year) and of the performance of its obligations under this Agreement has been made under such officer's supervision and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

    (b) The Servicer or the Seller shall deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time or both would become a Servicer Termination Event under Section 8.01.

    SECTION 4.11. Annual Independent Accountants' Report. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer or its Affiliates, to deliver to the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer and each Rating Agency, within 120 days after the end of each fiscal year (with the first such report being delivered no later than April 30, 1997), a report addressed to the Board of Directors of the Servicer, the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Security Insurer, to the effect that such firm has audited the books and records of the Servicer and issued its report thereon and that (1) such audit was made in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) the firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants; and (3) a review in accordance with agreed upon procedures was made of three randomly selected Servicer's Certificates, including the delinquency, default and loss statistics required to be specified therein and, except as disclosed in the accountants' report, no exceptions or errors in the Servicer's Certificates were found.

    SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer (so long as no Security Insurer Default shall have occurred and be continuing), the Certificateholders and Noteholders reasonable access to the documentation regarding the Receivables. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

    SECTION 4.13.  Monthly Tape.  On or before the eighth Business
Day, but in no event later than the tenth calendar day, of each month, the Servicer shall deliver or cause to be delivered to the Indenture Trustee, Owner Trustee and the Backup Servicer a computer tape and a diskette (or any other form of electronic transmission acceptable to the Owner Trustee, the Indenture Trustee and the Backup Servicer) in a format acceptable to the Indenture Trustee, Owner Trustee and the Backup Servicer containing the information with respect to the Receivables as of the last day of the preceding Collection Period and necessary for preparation of the Servicer's Certificate for the immediately succeeding Determination Date and to determine the application of Collections as provided herein. The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Indenture Trustee, Owner Trustee and the Backup Servicer) to verify the mathematical accuracy of the Servicer's Certificate delivered by the Servicer, and the Backup Servicer shall certify to the Indenture Trustee and the Owner Trustee that it has verified the mathematical accuracy of the Servicer's Certificate in accordance with this Section 4.13 and shall notify the Servicer, the Indenture Trustee and the Owner Trustee of any discrepancies, in each case, on or before the third Business Day following the related Determination Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Distribution Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Distribution Date, the Servicer shall cause a firm of nationally recognized independent certified public accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the third Business Day, but in no event later than the fifth calendar day, of the following month, to reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for the next succeeding Determination Date. In addition, upon the occurrence of a Servicer Termination Event, the Servicer shall, if so requested by the Indenture Trustee or the Owner Trustee, deliver to the Backup Servicer within 15 days after demand therefor its records relating to the Receivables and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify or monitor the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

    SECTION 4.14.  Retention and Termination of Servicer.  The
Servicer hereby covenants and agrees to act as Servicer under this Agreement for an initial term commencing on the Closing Date and ending on August 21, 1996, which term shall be extendible by the Security Insurer (or the Indenture Trustee for as long as the Notes are outstanding, if there is an existing Security Insurer Default or if the Policy is no longer in effect) for successive quarterly terms ending on each successive August 21, November 21, February 21 and May 21 (or pursuant to revocable written standing instructions delivered from time to time to the Servicer, the Indenture Trustee and the Owner Trustee, for any specified number of terms), until the Notes are paid in full; provided, however, that on the date that the Notes are paid in full, the then current term of the Servicer shall be automatically extended until the Certificates are paid in full. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive quarterly terms for so long as such instructions are in effect) (a "Servicer Extension Notice") shall be delivered by the Security Insurer, the Indenture Trustee or the Owner Trustee, as applicable, to the other parties to this Agreement. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall be bound for the duration of the initial term or the term covered by such Servicer Extension Notice to act as the Servicer, subject to and in accordance with the other provisions of this Agreement. Until such time as a Security Insurer Default shall have occurred and be continuing, the Servicer agrees that if as of the last day of the calendar month preceding the last day of any such servicing term the Servicer shall not have received a Servicer Extension Notice from the Security Insurer, the Servicer shall, within five days thereafter, give written notice of such non-receipt to the Indenture Trustee, the Owner Trustee, the Security Insurer and the Backup Servicer.


                                 ARTICLE V

                      Distributions; Reserve Account;
             Statements to Certificateholders and Noteholders

    SECTION 5.01. Local Post Office Boxes. On or prior to the Closing Date, the Servicer shall send revised payment statements (which statements will indicate (by notation specific to this transaction) that such payments relate to Receivables owned by the Issuer) to each Obligor pursuant to which payments made by such Obligor after the Closing Date will be addressed to a regional post office box (each a "Local Post Office Box") separate from any post office box to which receivables owned by First Merchants are or will be sent. All payments and other proceeds of any type and from any source on or with respect to the Receivables that are delivered to one of the Local Post Office Boxes shall be the property of the Issuer, subject to the lien of the Indenture and the rights of the Indenture Trustee thereunder.

    SECTION 5.02. Accounts. (a) The Servicer has established various accounts in the name of the Indenture Trustee (the "Local Collection Accounts"), at the locations identified on Schedule IV.
Each Local Collection Account shall be maintained as an Eligible Deposit Account and shall bear a designation clearly indicating that the amounts deposited thereto and held therein are for the benefit of the Issuer, as provided in the Local Collection Account Agreement. All payments on the Receivables mailed by Obligors or any other Person to the Local Post Office Boxes or otherwise delivered to the Servicer shall be deposited on a daily basis into the applicable Local Collection Account, from which they will be swept within two Business Days to the Collection Account. Amounts on deposit in any Local Collection Account shall not be invested.

         (b)    (i   On or prior to the Closing Date, the Servicer
shall establish, or cause to be established, an account in the name of the Indenture Trustee (the "Collection Account"), which shall be maintained as an Eligible Deposit Account and shall bear a designation clearly indicating that the amounts deposited thereto are held for the benefit of the Noteholders and Certificateholders. The Servicer shall cause the Indenture Trustee to sweep any amounts deposited to any Local Collection Account, on or with respect to the Receivables into the Collection Account as promptly as possible, but in no event later than the second Business Day following receipt thereof in the Local Collection Accounts.

         (ii) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

         (iii) Funds on deposit in the Collection Account and the Note Distribution Account (collectively, the "Trust Accounts") shall be invested by the Indenture Trustee in Eligible Investments selected in writing by the Servicer or, if an Insurance Agreement Event of Default shall have occurred and be continuing, the Security Insurer. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and the Certificateholders or the Noteholders, as applicable; provided, on each Payment Determination Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Trust Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Interest Distribution Amount for the related Distribution Date. Other than as permitted by the Rating Agencies, funds on deposit in the Collection Account and the Note Distribution Account shall be invested in Eligible Investments that will mature not later than the Business Day immediately preceding the next Distribution Date. Funds deposited in a Trust Account on a day which immediately precedes a Distribution Date upon the maturity of any Eligible Investments are not required to be invested overnight.

         (iv) The Indenture Trustee shall not be held liable in any way by reason of any insufficiency in the Collection Account resulting from any loss on an Eligible Investment included therein, except for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as Indenture Trustee, in accordance with their terms.

         (c) (i) The Indenture Trustee and, to the extent provided herein, the Security Insurer shall possess all right, title and interest in all funds on deposit from time to time in the Local Post Office Boxes, the Local Collection Accounts, the Collection Account and the Note Distribution Account and in all proceeds thereof (including all income thereon), subject to the Local Collection Account Agreement. The Local Post Office Boxes, the Local Collection Accounts, the Collection Accounts and the Note Distribution Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders or the Noteholders and the Certificateholders, as the case may be subject to the Local Collection Account Agreement. If, at any time, any Local Collection Account or the Collection Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Local Collection Account or Collection Account as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments from the account that is no longer an Eligible Deposit Account to the new Local Collection Account or Collection Account.

         (ii) With respect to the Trust Account Property, the
    Indenture Trustee agrees, by its acceptance hereof, that:

           (A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts, subject to the last sentence of Section 5.02(c)(i); and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

           (B) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

           (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

           (D) any Trust Account Property that is an " uncertificated security" under Article VIII of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

         (iii) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

    SECTION 5.03. Application of Collections. All amounts received with respect to the Receivables during each Collection Period shall be applied by the Servicer as follows:

    With respect to each Simple Interest Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied to interest and principal in accordance with the Simple Interest Method. With respect to each Precomputed Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied, first, to the Obligor's Scheduled Payment, with any excess amounts being applied to future Obligor's Scheduled Payments.

    SECTION 5.04. Purchase Amounts. The Servicer and the Seller shall deposit or cause to be deposited in the Collection Account, on or prior to each Determination Date, the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 4.07.

    SECTION 5.05. Transfers from the Spread Account. The Indenture Trustee shall determine, no later than 11:00 A.M., New York City time, on each Deficiency Claim Date whether a shortfall exists with respect to the distributions that the Indenture Trustee is required to make on the upcoming Distribution Date pursuant to clauses (1) through (5) of
Section 5.06(b). In the event that the Indenture Trustee determines that such a shortfall exists, the Indenture Trustee shall furnish to the Collateral Agent and the Security Insurer, no later than 12:00 noon, New York City time, on such Deficiency Claim Date, a written notice specifying the amount of the shortfall and directing the Collateral Agent to remit an amount equal to such shortfall (to the extent of funds available to be so distributed pursuant to the Spread Account Agreement) to the Indenture Trustee for deposit in the Collection Account. Upon receipt of any such funds, the Indenture Trustee shall immediately deposit such amounts into the Collection Account for distribution on the Distribution Date pursuant to Section 5.06.

    SECTION 5.06.  Distributions.      (a)   On each Payment
Determination Date, the Servicer shall calculate all amounts required to be deposited in the Note Distribution Account and the Certificate Distribution Account.

         (b) On each Distribution Date, the Servicer shall instruct the Indenture Trustee in writing (based on the information contained in the Servicer's Certificate delivered on the related Payment Determination Date pursuant to Section 4.09) to make the following deposits and distributions for receipt by the Servicer or deposit in the applicable account by 11:00 a.m. (New York time), to the extent of the Total Distribution Amount plus all amounts transferred to the Collection Account from the Spread Account, plus any amounts deposited thereto from the Policy Payment Account pursuant to Section 5.07(b), to make required payments and distributions on such date pursuant to clauses (1) through (10) below, in the order and priority indicated, in the following order of priority:

           (1) To the Servicer, from the Interest Distribution Amount, the Servicing Fee (and all unpaid Servicing Fees from prior Collection Periods). Shortfalls in amounts due to the Servicer as Servicing Fees on any Distribution Date may be paid using amounts transferred from the Spread Account only to the extent provided in Section 3.03(b) of the Master Spread Account Agreement;

           (2) To the Owner Trustee and the Indenture Trustee, from the Interest Distribution Amount remaining after the application of (1) above, any accrued and unpaid fees and expenses due, but only to the extent not previously paid by the Servicer. Shortfalls in any such amounts due to the Owner Trustee or the Indenture Trustee on any Distribution Date may be paid using amounts transferred from the Spread Account only to the extent provided in Section 3.03(b) of the Master Spread Account Agreement.

           (3) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) and (2) above, the Noteholders' Interest
         Distributable Amount;

           (4) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (3), the Noteholders' Principal
         Distributable Amount;

           (5) to the Security Insurer, from the Total Distribution Amount remaining after the application of clauses (1) through
         (4), any amounts due to the Security Insurer under the Insurance Agreement;

           (6) to the Spread Account, from the Total Distribution Amount remaining after the application of clauses (1) through
         (5), an amount up to the amount of any deficiency in the Spread Account Required Amount;

           (7) to the Note Distribution Account on any Accelerated Payment Date, from the Total Distribution Amount remaining after the application of clauses (1) through (6), the Accelerated Principal Distribution Amount;

           (8) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (7), the Certificateholders' Interest Distributable Amount;

           (9) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (8), the Certificateholders' Principal Distributable Amount;

           (10) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (1) through (9), the Class A-2 Additional Principal Distribution Amount; and

           (11) to the Collateral Agent, the portion, if any, of the Total Distribution Amount remaining after the application of clauses (1) through (10) above to pay the Credit Enhancement Fee to the Seller pursuant to the terms and subject to the conditions set forth in the Spread Account Agreement.

Notwithstanding that the Notes have been paid in full, the Indenture Trustee shall continue to maintain the Collection Account hereunder until the Certificate Balance is reduced to zero.

    The Seller, as initial Holder of the Certificates, hereby irrevocably directs and authorizes the Indenture Trustee, for as long as no Security Insurer Default shall have occurred and be continuing, to pay any amounts otherwise distributable to the Certificate Distribution Account pursuant to clauses (8) and (9) above to the Collateral Agent for deposit to the Spread Account, to be applied by the Collateral Agent pursuant to the Spread Account Agreement.

    SECTION 5.07.  Claims Upon the Policy; Policy Payments Account.
(a) If on the third Business Day prior to a Distribution Date, the Total Distribution Amount on deposit or to be deposited in the Collection Account for the related Collection Period (after giving effect to all transfers thereto of any amounts from the Spread Account) is insufficient to pay the Scheduled Payment on the related Distribution Date, then the Indenture Trustee shall give notice to the Security Insurer by telephone or telecopy of the amount of such deficiency. Such notice shall be confirmed in writing in the form set forth as Exhibit A to the Endorsement of the Policy, to the Security Insurer and the Fiscal Agent, if any, at or before 12:00 noon, New York City time, on the second Business Day prior to such Distribution Date. Following receipt by the Security Insurer of such notice in such form, the Security Insurer or the Fiscal Agent will pay any amount payable under the Policy on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following such receipt and (ii) 12:00 noon, New York City time, on the Distribution Date to which such deficiency relates, as provided in the Endorsement to the Policy.

    (b) The Indenture Trustee shall establish a separate special purpose trust account for the benefit of Holders of the Notes and the Security Insurer, referred to herein as the "Policy Payments Account", over which the Indenture Trustee shall have exclusive control and sole right of withdrawal. The Indenture Trustee shall deposit any amount paid under the Policy in the Policy Payments Account and distribute such amount only to pay to Holders of the Notes the Scheduled Payments for which a claim has been made, and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer or the Indenture Trustee. Amounts paid under the Policy shall be transferred to the Collection Account in accordance with the next succeeding paragraph and disbursed by the Indenture Trustee to Holders of the Notes in accordance with Section 5.06. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Scheduled Payment with other funds available to make such payment. However, the amount of any payment of principal of or interest on the Notes to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (c) below in the Note Register and in the statement to be furnished to Holders of the Notes pursuant to Section 5.11. Funds held in the Policy Payments Account shall not be invested by the Indenture Trustee.

    On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Indenture Trustee as a result of any claim under the Policy, to the extent required to make the Scheduled Payment on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Collection Account and applied by the Indenture Trustee, together with the other funds to be distributed from the Collection Account pursuant to Section 5.06, directly to the payment in full of the Scheduled Payment due with respect to the Notes. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Security Insurer, pursuant to the instructions of the Security Insurer, by the end of such Business Day.

    (c) The Indenture Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Notes from moneys received under the Policy. The Security Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Indenture Trustee at the expense of the Security Insurer.

    SECTION 5.08. Notices to the Security Insurer. All notices, statements, reports, notes, or opinions required by this Agreement to be sent to any other party hereto or to Holders of the Notes at any time when the Security Insurer is the Controlling Party shall also be sent to the Security Insurer.

    SECTION 5.09. Rights in Respect of Insolvency Proceedings. (a) In the event that the Indenture Trustee has received a certified copy of a final, nonappealable order of the appropriate court that any Scheduled Payment has been voided in whole or in part as a preference payment under applicable bankruptcy or insolvency law, the Indenture Trustee shall (i) deliver to the Security Insurer a certified copy of such court order, an irrevocable assignment to the Security Insurer of the Holders' rights with respect to any such recovered payment and an instrument appointing the Security Insurer as agent of the Holders with respect to any such recovered payments and (ii) notify the Holders by mail that, in the event that any Scheduled Payment distributed to a Holder is so recovered, such Holder will be entitled to payment of such recovered amounts pursuant to the Policy.

    (b) The Indenture Trustee shall promptly notify the Security Insurer of either of the following as to which a Trust Officer has actual knowledge: (i) the commencement of any proceeding by or against the Seller or the Issuer commenced under the United States Bankruptcy Code or any other applicable United States federal or state bankruptcy, insolvency, receivership, rehabilitation, or similar law (an "Insolvency Proceeding") or (ii) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any payment of principal of or interest on the Notes. Each Holder, by its purchase of a Note, and the Indenture Trustee hereby agree that, so long as a Security Insurer Default shall not have occurred and be continuing, the Security Insurer may at any time during the continuation of an Insolvency Proceeding direct all matters relating to such Insolvency Proceeding, including
(i) all matters relating to any Preference Claim, (ii) the direction of any appeal of any order relating to any Preference Claim at the expense of the Security Insurer and (iii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, and without limitation of the foregoing, as set forth in Section 5.10, the Security Insurer shall be subrogated to, and each Holder of a Note and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and such Holder in the conduct of any Insolvency Proceeding, including all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Insolvency Proceeding.

    (c) The Indenture Trustee shall furnish to the Security Insurer its records evidencing the distributions of principal of and interest on the Notes that have been made by the Indenture Trustee and subsequently recovered from Holders and the dates on which such payments were made.

    SECTION 5.10.  Effect of Payments by the Security Insurer;
Subrogation.   (a)  Anything herein to the contrary notwithstanding,
any distribution of principal of or interest on the Notes that is made with moneys received pursuant to the terms of the Policy shall not be considered payment of the Notes by the Issuer and shall not discharge the Trust assets in respect of such distribution. The Indenture Trustee acknowledges that, without the need for any further action on the part of the Security Insurer, the Indenture Trustee or the Note Registrar, (i) to the extent the Security Insurer makes payments, directly or indirectly, on account of principal of or interest on the Notes to the Holders thereof, the Security Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from distributions of the assets of the Trust and will be deemed to the extent of the payments so made to be a Holder of Notes and (ii) the Security Insurer shall be paid principal and interest in its capacity as a Holder of Notes until all such payments by the Security Insurer have been fully reimbursed, but only from the sources and in the manner provided herein for the distribution of such principal and interest and in each case only after the Holders of the Notes have received all Scheduled Payments due to them under this Agreement.

    (b) Without limiting the rights or interests of the Holders of Notes as otherwise set forth herein and subject to Article X, so long as no Security Insurer Default exists, the Indenture Trustee shall cooperate in all respects with any reasonable request by the Security Insurer for action to preserve or enforce the Security Insurer's rights or interests under this Agreement, including, upon the occurrence and continuance of a Servicer Termination Event, a request to take any one or more of the following actions:

         (i) institute proceedings for the collection of all amounts then payable on the Notes or under this Agreement in respect of the Notes, enforce any judgment obtained and collect moneys adjudged due; and

         (ii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Security Insurer hereunder.

    SECTION 5.11.  Statements to Certificateholders and
Noteholders. On each Distribution Date, the Servicer shall provide to the Indenture Trustee (with a copy to the Rating Agencies and each Paying Agent) for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date and to the Owner Trustee (with a copy to each Paying Agent) for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date a statement substantially in the form of Exhibits B and C, respectively, setting forth at least the following information as to the Notes and the Certificates to the extent applicable:

         (i) the amount of such distribution allocable to principal allocable to each Class of Notes and to the Certificates;

         (ii) the amount of such distribution allocable to interest allocable to each Class of Notes and to the Certificates;

         (iii) the Outstanding Amount of each Class of Notes, the Note Pool Factor for each such Class, the Certificate Balance and the Certificate Pool Factor as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

         (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

         (v) the amount of Realized Losses, if any, with respect to the related Collection Period;

         (vi) the amount, if any, of the distribution payable pursuant to a claim under the Policy;

         (vii) the amount of any Accelerated Principal Distribution Amount paid to Noteholders on such date;

         (viii) the balance of the Spread Account on such Payment Determination Date after giving effect to deposits and withdrawals to be made on the next following Distribution Date, if any; and

         (ix) the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above.

    Each amount set forth on the Distribution Date statement under clauses (i), (ii) or (iv) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Certificate or Note, as applicable.

    SECTION 5.12. Transfer of the Notes. In the event any Holder of a Note shall wish to transfer such Note, the Seller and the Servicer shall provide to such Holder and any prospective transferee designated by such Holder information regarding the Notes and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Note without registration thereof under the Securities Act of 1933, as amended, pursuant to the exemption from registration provided by Rule 144A.


                                ARTICLE VI

                                The Seller

    SECTION 6.01. Representations of Seller. The Seller makes the following representations on which the Issuer relies in accepting the Receivables and delivering the Securities and the Security Insurer relies in issuing the Policy. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables by the Seller to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

         (a) Organization and Good Standing. The Seller is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

         (b) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the Seller's ability to transfer the Receivables to the Trust pursuant to this Agreement or the validity or enforceability of the Receivables.

         (c) Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Seller shall have duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Seller is a party have been duly authorized by the Seller by all necessary corporate action.

         (d) Binding Obligation. This Agreement and the other Basic Documents to which the Seller is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, and similar laws now or hereafter in effect relating to or affecting creditors' rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents and the fulfillment of the terms of this Agreement and the other Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time, or both) a default under, the certificate of incorporation or bylaws of the Seller, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement and the other Basic Documents; or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

         (f) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties: (1) asserting the invalidity of this Agreement or any other Basic Document; (2) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any other Basic Document; (3) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Basic Document; or (4) seeking to adversely affect the federal income tax attributes of the Trust, the Notes or the Certificates.

         (g) No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization, or declaration of or with any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any other Basic Document to which it is a party that has not already been obtained.

    SECTION 6.02. Corporate Existence. During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

    SECTION 6.03. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement (which shall not include distributions on account of the Notes or Certificates).

    SECTION 6.04. Merger or Consolidation of, or Assumption of the Obligations of, Seller. The Seller shall not merge or consolidate with any other Person or permit any other Person to become the successor to the Seller's business without the prior written consent of the Security Insurer. Any such successor Person shall execute an agreement of assumption of every obligation of the Seller under this Agreement and the other Basic Documents and, whether or not such assumption agreement is executed, shall be the successor to the Seller under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Seller shall provide prompt notice of any merger, consolidation or succession pursuant to this Section 6.04 to the Owner Trustee, the Indenture Trustee, the Security Insurer, the Noteholders, the Certificateholders and the Rating Agencies. Notwithstanding the foregoing, the Seller shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Seller's business unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.02 or 6.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction),
(y) the Seller shall have delivered to the Owner Trustee, the Indenture Trustee and the Security Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section
6.04 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (z) the Seller shall have delivered to the Owner Trustee, the Indenture Trustee and the Security Insurer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and reciting the details of the filings or (B) no such action is necessary to preserve and protect such interest.

    SECTION 6.05. Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

    SECTION 6.06. Seller May Own Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document.


                                ARTICLE VII

                                 The Serv
icer

    SECTION 7.01. Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables and the Security Insurer relies in issuing the Policy. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

         (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian.

         (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications.

         (c) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which it is a party and to carry out their respective terms; and the execution, delivery and performance of this Agreement and the other Basic Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action;

         (d) Binding Obligation. This Agreement and the Basic Documents to which it is a party constitute legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents to which it is a party and the fulfillment of their respective terms shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust, or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument other than this Agreement and the Basic Documents, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

         (f) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or any of the Basic Documents; (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents; (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents; or (iv) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or the Certificates.

         (g) No Insolvent Obligors. As of the related Cutoff Date, no Obligor on a Receivable is shown on the Receivable Files as the subject of a bankruptcy proceeding.

    SECTION 7.02. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer and the representations made by the Servicer under this Agreement:

         (a) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Security Insurer, the Noteholders, the Certificateholders and the Seller and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Security Insurer from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

         (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Seller, the Backup Servicer, the Security Insurer, their respective officers, directors, agents and employees, the Noteholders and the Certificateholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the transfer of the Receivables to the Trust or the issuance and original sale of the Notes and the Certificates), and costs and expenses in defending against the same.

         (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Seller, the Backup Servicer, the Security Insurer, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

    For purposes of this Section, in the event of the termination of the rights and obligations of First Merchants (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.02, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.03.

    Indemnification under this Section shall survive the resignation or removal of any indemnified party or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

    SECTION 7.03. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. (a) The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease, or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement and shall be reasonably acceptable to the Controlling Party. Any Person (i) into which the Servicer may be merged or consolidated,
(ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or (iv) succeeding to the business of the Servicer, which Person shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 7.03(a) to the Owner Trustee and the Indenture Trustee, the Certificateholders, the Security Insurer and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business unless (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time or both, would become a Servicer Termination Event shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Owner Trustee, the Indenture Trustee and the Security Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.03(a) and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) immediately after giving effect to such transaction, the successor to the Servicer shall become the Administrator under the Administration Agreement in accordance with
Section 8 of such Agreement and (iv) the Servicer shall have delivered to the Owner Trustee, the Indenture Trustee and the Security Insurer an Opinion of Counsel stating that either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Owner Trustee and the Indenture Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest.

    (b) Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer or (iv) succeeding to the business of the Backup Servicer, which Person shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement.

    SECTION 7.04.  Limitation on Liability of Servicer, Backup
Servicer and Others. (a) None of the Servicer, the Backup Servicer or any of their respective directors, officers, employees or agents shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence in the performance of duties. The Servicer, the Backup Servicer and any director, officer, employee or agent of the Servicer or Backup Servicer may conclusively rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

    (b) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Owner Trustee, the Indenture Trustee, the Seller, the Security Insurer, the Holders of the Certificates, and the Holders of the Notes shall look only to the Servicer to perform such obligations. The Backup Servicer, the Owner Trustee and the Indenture Trustee shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party, including the Servicer or the Controlling Party, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party, (iii) the invalidity or unenforceability of any Receivable under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Receivable, or (v) the acts or omissions of any successor Backup Servicer.

    (c) The parties expressly acknowledge and consent to Harris Trust and Savings Bank simultaneously acting in the capacity of Backup Servicer or successor Servicer and Indenture Trustee and as collateral agent under the Spread Account Agreement and the Local Collection Account Agreement. Harris Trust and Savings Bank may, in such capacities, discharge its separate functions fully, without hinderance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Harris Trust and Savings Bank of express duties set forth in this Agreement in any of such capacities.

    SECTION 7.05. Appointment of Subservicer. The Servicer may at any time, with the Security Insurer's consent, appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that 10 days' prior notice of such appointment shall have been given to the Rating Agencies and each Rating Agency shall have notified the Servicer, the Backup Servicer, the Owner Trustee and the Indenture Trustee in writing that such appointment will not result in a reduction or withdrawal of the then current ratings of the Notes or result in an increased capital charge to the Security Insurer; and, provided, further, that the Servicer shall remain obligated and be liable to the Owner Trustee, the Indenture Trustee, the Security Insurer, the Noteholders and the Certificateholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of any subservicer shall be as agreed between the Servicer and such subservicer from time to time, and none of Owner Trustee, the Indenture Trustee, the Issuer, the Backup Servicer, the Security Insurer, the Noteholders or the Certificateholders shall have any responsibility therefor.

    SECTION 7.06.  Servicer and Backup Servicer Not to Resign.
(a) Subject to the provisions of Section 7.03(a), the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law.

    (b) Subject to the provisions of Section 7.03(b), the Backup Servicer may resign from the obligations and duties imposed on it by this Agreement as Backup Servicer (i) upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law, (ii) if the Backup Servicer resigns or is removed as Indenture Trustee (in which case the Backup Servicer may resign as Backup Servicer subject to the same conditions applicable to the Indenture Trustee pursuant to Section 6.08 of the Indenture), or (iii) with the prior written consent of the Rating Agency and the Controlling Party; provided, that, the Rating Agency Condition shall have been satisfied.

    (c) Notice of any determination that the performance by either the Servicer or the Backup Servicer of its duties hereunder is no longer permitted under applicable law shall be communicated to the Owner Trustee, the Indenture Trustee and the Security Insurer at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered by the Servicer or Backup Servicer, as applicable, to the Owner Trustee, the Indenture Trustee and the Security Insurer concurrently with or promptly after such notice. No resignation of the Servicer shall become effective until the Backup Servicer or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 8.03. No resignation of the Backup Servicer shall become effective until an entity acceptable to the Controlling Party shall have assumed the responsibilities and obligations of the Backup Servicer.


                               ARTICLE VIII

                                  Default

    SECTION 8.01. Servicer Termination Events. For purposes of this Agreement, each of the following shall constitute a "Servicer
Termination Event":

    (a) any failure by the Servicer to deposit into any Local Collection Account or the Collection Account any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payments of Purchase Amounts) after written notice is received by the Servicer or after discovery of such failure by a Responsible Officer of the Servicer;

    (b) failure by the Servicer to deliver to the Owner Trustee, the Indenture Trustee, the Seller and (so long as the Security Insurer is the Controlling Party) the Security Insurer the Servicer's Certificate by the applicable Determination Date, or to observe any covenant or agreement set forth in Section 4.06;

    (c) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of the Noteholders or Certificateholders (determined without regard to the availability of funds under the Policy) or of the Security Insurer (unless the Security Insurer is no longer the Controlling Party) and (ii) continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by any of the Owner Trustee, the Indenture Trustee or the Security Insurer (or, if a Security Insurer Default shall have occurred and be continuing, Holders of Holders of Notes evidencing not less than 25% of the Outstanding Amounts of the Notes);

    (d) the occurrence of an Insolvency Event with respect to the Servicer or, so long as First Merchants is the Servicer, the Seller;

    (e) so long as the Security Insurer is the Controlling Party, any failure by the Security Insurer to have delivered a Servicer Extension Notice pursuant to Section 4.14;

    (f) so long as the Security Insurer is the Controlling Party, an Insurance Agreement Event of Default shall have occurred and be continuing; or

    (g) the Servicer is terminated as servicer with respect to any other trust that has issued one or more classes of asset backed securities with respect to which the Security Insurer has issued a financial insurance guaranty policy.

    SECTION 8.02.  Consequences of a Servicer Termination Event.
If a Servicer Termination Event shall occur and be continuing, the Security Insurer or, if the Security Insurer is no longer the Controlling Party, the Indenture Trustee or Holders of Notes evidencing a majority of the Outstanding Amount of the Notes, by notice given in writing to the Servicer (and to the Indenture Trustee, the Owner Trustee and the Seller if given by the Security Insurer or such Holders), may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the Servicer pursuant to
Section 4.14, all authority, power, obligations and responsibilities of the Servicer under this Agreement automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Controlling Party); provided, however, that the successor Servicer shall have no liability with respect to any obligation that was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer.
The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents to show the Indenture Trustee (or Owner Trustee if the Notes have been paid in full) as lienholder or secured party on the related certificates of title of the Financed Vehicles or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all money and property held by the Servicer with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files and other records relating to the Receivables and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables.

    SECTION 8.03. Appointment of Successor. (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.02, upon non-extension of the servicing term as referred to in
Section 4.14, or upon the resignation of the Servicer pursuant to
Section 7.06, the Backup Servicer (unless the Security Insurer shall have exercised its option pursuant to Section 8.03(b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement (including its appointment as Administrator under the Administration Agreement as set forth in Section 8.03(c)) and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities, and termination provisions relating to the Servicer under this Agreement, except as otherwise stated herein. The Seller, the Owner Trustee, the Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to term-to-term servicing as referred to in Section 4.14 and to termination under Section 8.02 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

    (b) The Controlling Party may exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and shall have no liability to the Owner Trustee, the Indenture Trustee, the Servicer, the Seller, the Person then serving as Backup Servicer, any Noteholders, any Certificateholders or any other Person if it does so. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, and the Security Insurer is no longer the Controlling Party, the Backup Servicer, the Indenture Trustee or Holders of Notes evidencing a majority of the Outstanding Amount of the Notes may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer.
Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 7.06, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 8.02, the resignation of the Servicer pursuant to
Section 7.06 or the non-extension of the servicing term of the Servicer pursuant to Section 4.14. If upon the termination of the Servicer pursuant to Section 8.02 or the resignation of the Servicer pursuant to Section 7.06, the Controlling Party appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

    (c) Upon appointment, the successor Servicer (including the Backup Servicer acting as successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement and (ii) become the Administrator under the Administration Agreement in accordance with Section 8 of such Agreement.

    SECTION 8.04. Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

    SECTION 8.05. Waiver of Past Defaults. The Security Insurer or (if the Security Insurer is no longer the Controlling Party) the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes or the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the outstanding Certificate Balance (in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.


                                ARTICLE IX

                                Termination

    SECTION 9.01. Optional Purchase of All Receivables. (a) On each Determination Date as of which the Pool Balance is equal to or less than 10% of the Original Pool Balance, the Servicer shall have the option to purchase the Receivables (with the consent of the Security Insurer, if a claim has previously been made under the Policy or if such purchase would result in a claim on the Policy or if such purchase would result in any amount owing and remaining unpaid under this Agreement or the Insurance Agreement to the Security Insurer or any other Person). To exercise such option, the Servicer shall deposit to the Collection Account pursuant to Section 5.04 an amount equal to the aggregate Purchase Amount for the Receivables (including Defaulted Receivables) and shall succeed to all interests in and to the Receivables.

    (b)  Upon any sale of the assets of the Trust pursuant to
Section 9.02 of the Trust Agreement, the Servicer shall instruct the Indenture Trustee in writing to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the "Insolvency Proceeds") in the Collection Account. On the Distribution Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Distribution Date, on the Distribution Date immediately following such deposit), the Servicer shall instruct the Indenture Trustee to make the following deposits (after the application on such Distribution Date of the Total Distribution Amount pursuant to Section 5.06) from the Insolvency Proceeds and any funds remaining on deposit in the Spread Account (but only to the extent needed to pay items (i), (ii) and (iii) below), including the proceeds of any sale of investments therein as described in the following sentence:

         (i) to the Note Distribution Account, any portion of the Noteholders' Interest Distributable Amount not otherwise deposited into the Note Distribution Account on such Distribution Date;

         (ii) to the Note Distribution Account, the Outstanding Amount of the Notes (after giving effect to the reduction in the Outstanding Amount of the Notes to result from the deposits made in the Note Distribution Account on such Distribution Date and on prior Distribution Dates);

         (iii) to pay any amount owed to the Security Insurer under the Insurance Agreement;

         (iv) to the Certificate Distribution Account, any portion of the Certificateholders' Interest Distributable Amount not otherwise deposited into the Certificate Distribution Account on such Distribution Date; and

         (v) to the Certificate Distribution Account, the Certificate Balance (after giving effect to the reduction in the Certificate Balance to result from the deposits made in the Certificate
    Distribution Account on such Distribution Date).

Any investments on deposit in the Note Distribution Account which will not mature on or before such Distribution Date shall be sold by the Indenture Trustee at such time as will result in the Indenture Trustee receiving the proceeds from such sale not later than the Payment Determination Date preceding such Distribution Date. Any Insolvency Proceeds remaining after the deposits described above shall be paid to the Seller.

    (c) As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Indenture Trustee and the Security Insurer as soon as practicable after the Servicer has received notice thereof.

    (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes and all amounts owed to the Security Insurer, the Certificateholders will succeed to the rights of the Noteholders hereunder other than
Section 5.07(b) and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.


                                 ARTICLE X

                               Miscellaneous

    SECTION 10.01. Amendment. This Agreement may be amended by the Seller, the Servicer, the Backup Servicer, the Indenture Trustee and the Issuer, with the prior written consent of the Security Insurer (so long as the Security Insurer is the Controlling Party), but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

    This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the prior written consent of the Indenture Trustee, the Security Insurer (so long as the Security Insurer is the Controlling Party), the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the Holders (as defined in the Trust Agreement) of outstanding Certificates evidencing not less than a majority of the outstanding Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall
(a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates.

    Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

    It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

    Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(i)(1). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

    SECTION 10.02. Protection of Title to Trust. (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

    (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of 9-402(7) of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

    (c) Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

    (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

    (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer and the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's and the Indenture Trustee's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

    (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

    (g) The Servicer shall permit the Indenture Trustee and the Security Insurer (so long as no Security Insurer Default shall have occurred and be continuing) and their agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivable.

    (h) Upon request, the Servicer shall furnish to the Owner Trustee, the Security Insurer (so long as no Security Insurer Default shall have occurred and be continuing) or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust.

    (i) The Servicer shall deliver to the Owner Trustee, the Security Insurer (so long as no Security Insurer Default shall have occurred and be continuing) and the Indenture Trustee:

         (1) promptly after the execution and delivery of this Agreement and of each amendment hereto an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

         (2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Owner Trustee and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

    SECTION 10.03. Notices. All demands, notices, communications and instructions upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to First Merchants Auto Receivables Corporation II, 570 Lake Cook Road, Suite 126B, Deerfield, Illinois 60015, Attention: Thomas R. Ehmann; (b) in the case of the Servicer, to First Merchants Acceptance Corporation, 570 Lake Cook Road, Suite 126, Deerfield, Illinois 60015, Attention: Thomas R. Ehmann; (c) in the case of the Backup Servicer or the Indenture Trustee, to Harris Trust and Savings Bank, 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, Attention: Indenture Trust Administration; (d) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office (as defined in the Trust Agreement), (e) in the case of the Security Insurer, to Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, Attention: Surveillance Department; (f) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007 and (g) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a Division of The McGraw Hill Companies, Inc.,
25 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties. In addition, copies of such notices shall be sent to the Security Insurer pursuant to Section 5.08.

    SECTION 10.04. Assignment by the Seller or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section, as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer.

    SECTION 10.05. Limitations on Rights of Others. The Security Insurer is an intended third party beneficiary of this Agreement entitled to enforce the provisions hereof as if a party hereto. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee, the Security Insurer, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

    SECTION 10.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    SECTION 10.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

    SECTION 10.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

    SECTION 10.09. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

    SECTION 10.10. Assignment by Issuer. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

    SECTION 10.11. Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer or the Seller, acquiesce, petition or otherwise invoke or cause the Issuer or the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Seller.

    (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

    SECTION 10.12. Limitation of Liability of Owner Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Chemical Bank Delaware not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Chemical Bank Delaware in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

    (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by Harris Trust and Savings Bank, not in its individual capacity but solely as Indenture Trustee and in no event shall Harris Trust and Savings Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

    SECTION 10.13. Servicer Payment Obligation. The Servicer shall be responsible for payment of the Administrator's fees under the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder. In addition, the Servicer shall be responsible for the payment of all fees and expenses of the Trust, the Owner Trustee and the Indenture Trustee paid by any of them in connection with any of their obligations under the Basic Documents to obtain or maintain any required license under the Pennsylvania Motor Vehicle Sales Finance Act.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                        FIRST MERCHANTS AUTO TRUST 1996-A

                        By:  CHEMICAL BANK DELAWARE, not in
                             its individual capacity but
                             solely as Owner Trustee on
                             behalf of the Trust


                             By:
                                  Name:
                                  Title:


                        FIRST MERCHANTS AUTO RECEIVABLES
                          CORPORATION II, Seller



                        By:
                             Name:
                             Title:


                        FIRST MERCHANTS ACCEPTANCE
                          CORPORATION, Servicer



                        By:
                             Name:
                             Title:


                        HARRIS TRUST AND SAVINGS BANK,
                          Indenture Trustee and Backup
Servicer



                        By:
                             Name:
                             Title:

                             SCHEDULE A

                          Schedule of Receivables

                 [To be Delivered to the Trust at Closing]
                                                                 SCHEDULE B


                       Location of Receivable Files
                                                                  EXHIBIT A


      Representations and Warranties of First Merchants Acceptance
                               Corporation
        Under Section 3.02 of the Receivables Purchase Agreement


     (i) Characteristics of Receivables. Each Receivable (A) was originated in the United States by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business in accordance with the Seller's credit policies, was fully and properly executed by the parties thereto, was purchased by the Seller from such Dealer under an existing Dealer Agreement and was validly assigned by such Dealer to the Seller, (B) has created or shall create a valid, subsisting and enforceable first priority security interest in favor of the Seller in the Financed Vehicle, which security interest is assignable by the Seller to the Purchaser, and by the Purchaser to the Issuer, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security and (D) provides for level monthly payments (provided that the payment in the first and last month of the term of the Receivable may be different from the level payments) that fully amortize the Amount Financed by maturity and yield interest at the APR.

     (ii) Compliance with Law. Each Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made, and at the time of execution of this Agreement complies, in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

     (iii) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and
(B) as such Receivable may be modified by the application after the Closing Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     (iv) No Government Obligor.  No Receivable is due from the
United States of America or any State or any agency, department, subdivision or instrumentality thereof.

     (v) Obligor Bankruptcy. As of the Cutoff Date, no Obligor had been identified on the records of the Seller as being the subject of a current bankruptcy proceeding.

     (vi) Schedule of Receivables.  The information set forth in
Schedule I to this Agreement is true and correct in all material respects as of the close of business on the Cutoff Date.

     (vii) Marking Records. By the Closing Date, the Seller will have caused its records relating to each Receivable, including any computer records, to be clearly and unambiguously marked to show that the Receivables have been sold to the Purchaser by the Seller and transferred and assigned by the Purchaser to the Issuer in accordance with the terms of the Sale and Servicing Agreement.

     (viii) Computer Tape. The computer tape regarding the Receivables made available by the Seller to the Purchaser is complete and accurate in all respects as of the Cutoff Date.

     (ix) No Adverse Selection. No selection procedures believed by the Seller to be adverse to the Certificateholders were utilized in selecting the Receivables.

     (x) Chattel Paper. The Receivables constitute chattel paper within the meaning of the UCC as in effect in the State of Illinois.

     (xi) One Original. There is only one original executed copy of each Receivable.

     (xii) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien of the related Receivable in whole or in part. None of the terms of any Receivable has been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the related Receivable File. No Receivable has been modified as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     (xiii) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or the Sale and Servicing Agreement or the pledge of such Receivables under the Indenture.

     (xiv) Title. It is the intention of the Seller that the transfers and assignments herein contemplated constitute sales of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than to the Purchaser pursuant to this Agreement (or by the Purchaser to the Issuer pursuant to the Sale and Servicing Agreement). Immediately prior to the transfers and assignments herein contemplated, the Seller has good and marketable title to each Receivable free and clear of all Liens (other than the Lien of the Seller's senior lenders identified in the Consent to Fourth Amended and Restated Loan and Security Agreement dated as of February 29, 1996, by and among the Seller and such secured lenders), which Lien is being released simultaneously with the transfers and assignments herein contemplated) and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens.

     (xv) Security Interest in Financed Vehicle. Immediately prior to its sale, assignment and transfer to the Purchaser pursuant to this Agreement, each Receivable shall be secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of the Seller as secured party, or all necessary and appropriate actions have been commenced that will result in the valid perfection of a first priority security interest in such Financed Vehicle in favor of the Seller as secured party.

     (xvi) All Filings Made. All filings (including UCC filings) required to be made in any jurisdiction to give the Purchaser a first perfected ownership interest in the Receivables have been made.

     (xvii) No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense, and no such right has been asserted or threatened with respect to any Receivable.

     (xviii)   No Default.  There has been no default, breach,
violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 31 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date, no Financed Vehicle has been repossessed.

     (xix) Insurance. The Seller, in accordance with its customary procedures, has determined that the Obligor has obtained physical damage insurance covering each Financed Vehicle and, under the terms of the related Contract, the Obligor is required to maintain such insurance.

     (xx) Final Scheduled Maturity Date. No Receivable has a final scheduled payment date after July 20, 2001.

     (xxi) Certain Characteristics of the Receivables. As of the Cutoff Date, (A) each Receivable had an original maturity of not more than 60 months; (B) no Receivable was more than 31 days past due; and
(C) no funds have been advanced by the Seller, any Dealer or anyone acting on behalf of either of them in order to cause any Receivable to qualify under clause (B) above.

                                                                  EXHIBIT B


First Merchants Acceptance Corporation
First Merchants Auto Trust 1996-A Distribution Date Statement to
Certificateholders



Principal Distribution Amount
Principal Per $1,000 Certificate

Interest Distribution Amount
Interest Per $1,000 Certificate

Note Balance:
  Class A-1 Notes:
  Class A-2 Notes:

Note Pool Factor:
  Class A-1 Notes:
  Class A-2 Notes:

Certificate Balance

Certificate Pool Factor

Servicing Fee
Servicing Fee Per $1,000 Certificate

Pool Balance

Realized Losses

Spread Account Balance

                                                                  EXHIBIT C

First Merchants Acceptance Corporation
First Merchants Auto Trust 1996-A Distribution Date Statement to
Noteholders



Principal Distribution Amount
  Class A-1 Notes:       ($    per $1,000 original principal
                         amount)
  Class A-2 Notes:       ($    per $1,000 original principal
                         amount)

Interest Distribution Amount
  Class A-1 Notes:       ($    per $1,000 original principal
                         amount)
  Class A-2 Notes:       ($    per $1,000 original principal
                         amount)

Note Balance
  Class A-1 Notes
  Class A-2 Notes

Note Pool Factor
  Class A-1 Notes
  Class A-2 Notes

Certificate Balance

Servicing Fee
Servicing Fee Per $1,000 Note

Realized Losses

Spread Account Balance

                                                                  EXHIBIT D

                      Form of Servicer's Certificate

First Merchants Acceptance Corporation
Monthly Servicing Report
[Date]

First Merchants Owner Trust 1996-A
$                Floating Rate Asset Backed Notes, Class A-1
$                % Asset Backed Notes, Class A-2
$                % Asset Backed Certificates

Distribution Date:


I.  Original Deal Parameter Inputs
    (A) Initial Pool Balance
    (B) Initial Class A-1 Balance
    (C) Initial Class A-2 Balance
    (D) Initial Certificate Balance
    (E) Class A-1 Rate
    (F) Class A-2 Rate
    (G) Pass-Through Rate
    (E) Servicing Fee Rate
    (F) Trustee Fee
    (G) Security Insurer's Premium
    (H) Original Weighted Average Coupon (WAC)
    (I) Original Weighted Average Remaining Term (WAM)
    (J) Number of Contracts
    (K) Spread Account
        i.  Spread Account Initial Deposit
        ii. Spread Account Required Amount

II. Inputs from Previous Monthly Servicer Reports
        (Not Applicable for First Monthly Report)
    (A) Current Pool Balance
    (B) Current Class A-1 Note Balance
    (C) Current Class A-2 Note Balance
    (D) Current Certificate Balance
    (D) Class A-1 Note Pool Factor
    (E) Class A-2 Note Pool Factor
    (F) Certificate Pool Factor
    (G) Spread Account Balance
    (H) Weighted Average Coupon of Remaining Portfolio (WAC)
    (I) Weighted Average Remaining Term of Remaining Portfolio (WAM)
    (J) Number of Contracts

III.    Inputs from the System
    (A) Simple Interest Loans
        i.  Principal Payments Received
        ii. Interest Payments Received
        iii.   Repurchased Receivables
        iv. Late Fees
    (B) Spread Account Release to Collection Account
    (C) Spread Account Release to Depositor
    (D) Liquidated Contracts
        i.  Gross Principal Balance of Liquidated Receivables
        ii. Net Liquidation Proceeds & Recoveries Received during the Collection Period
    (F) Weighted Average Coupon of Remaining Portfolio (WAC)
    (G) Weighted Average Remaining Maturity of Remaining Portfolio
(WAM)
    (H) Remaining Number of Contracts
    (I) Receivable Balance of Vehicles in Repossession During the Collection Period
    (J) Number of Vehicles in Repossession During the Collection
Period
    (K) Aggregate Net Losses for Collection Period
    (L) Delinquent Contracts




Contracts

Amount


    i.  31-60 Days Delinquent
    ii. 61 Days or More Delinquent




IV. Inputs Derived from Other Sources
    (A) Collection Account Investment Income
    (B) Spread Account Investment Income




    A.  Collections
        (1) Total Principal Payments Received
            (a)     Principal Payments on Receivables (includes
    Partial and Full Prepayments)
            (b)     Repurchased Receivables
            (c)     Cram Down Loss
        (2) Interest Payments Received

    B.  Draw on Credit Enhancements
        (1) Withdrawal from Spread Account
        (2) Draw on the Insurance Policy
        (3) Total Draw on Credit Enhancements

    C.  Total Distribution Amount
        (1) Total Distribution Amount
        (2) Interest Distribution Amount
        (3) Regular Principal Distribution Amount

    D.  Liquidated Receivables, Net (includes repos repurchased in
        October)
        (1) Gross Principal Balance of Liquidated Receivables
        (2) Net Liquidation Proceeds & Recoveries Received during the Collection Period
        (3) Liquidated Receivables, Net

    E.  Monthly Distributions
        (1) Noteholders' Principal Distributable Amount

        (2) Certificateholders' Principal Distributable Amount
        (3) Principal Distribution Amount
            (a)     Principal Payments on Receivables
            (b)     Repurchased Receivables
            (c)     Cram Down Loss
        (4) Noteholders' Interest Distributable Amount
            (a) amount allocated to Class A-1 Notes
            (b) amount allocated to Class A-2 Notes
        (5) Certificateholders' Interest Distributable Amount
        (6) Required Distributions
            (a)     Servicing Fee (Includes late fees collected)
            (b)     Fees Paid to the Indenture Trustee and Owner
    Trustee
            (c)     Monthly Security Insurer's Premium
            (d)     Deposits into Spread Account

    F.  Pool Balances and Portfolio Information





Beginning
of Period

End
of Period



        (1) Total Pool Balance
        (2) Total Pool Factor
        (3) Note Balance
        (4) Certificate Balance
        (5) Remaining
            Overcollateralization
            Amount
        (6) Weighted Average
            Coupon
        (7) Weighted Average
            Remaining Maturity
        (8) Remaining Number
            of Contracts

    G.  Spread Account

        (1) Required Spread Account Balance
        (2) Beginning Balance
        (3) Amount Available for Deposit to the Spread Account
        (4) Withdrawal from Spread Account
        (5) Amount Released to Seller
        (6) Ending Balance

    H.  Net Loss and Delinquency Activities
        (1) Net Losses for the Collection Period (including Cram
Down)
        (2) Liquidated Receivables for the Collection Period
        (3) Cumulative Net Losses
        (4) Delinquent and Repossessed Receivables
            (a)     60 Days Delinquent (Receivables Balance)
            (b)     60 Days Delinquent (Number of Receivables)
            (c)     61 Days or More (Receivables Balance)
            (d)     91 Days or More (Number of Receivables)
            (e)     Receivables Balance of Vehicles in
                    Repossession During the Monthly Period
            (f)     Number of Vehicles in Repossession During the
    Collection Period

    I.  Portfolio Performance Test
        (1) Delinquency Ratio
            (a)     Second Preceding Collection Period
            (b)     Preceding Collection Period
            (c)     Current Collection Period
            (d)     Three Month Average
        (2) Default Ratio
            (a)     Second Preceding Collection Period
            (b)     Preceding Collection Period
            (c)     Current Collection Period
            (d)     Three Month Average
        (3) Net Loss Ratio
            (a)     Second Preceding Collection Period
            (b)     Preceding Collection Period
            (c)     Current Collection Period
            (d)     Three Month Average
        (4) Delinquency Trigger Indicator
        (5) Default Trigger Indicator
        (6) Loss Trigger Indicator

    J.  (1) Amount of principal being paid to the Noteholders:
        (2) Per $1,000 original principal amount:
    K. (1) Amount of principal being paid to the Certificateholders:
        (2) Per $1,000 original principal amount:
    L.  (1) Amount of interest being paid to the Noteholders:
            (a) amount allocated to the Class A-1 Notes:
            (b) amount allocated to the Class A-2 Notes:
        (2) Per $1,000 original principal amount:
    M.  (1) Amount of interest being paid to Certificateholders:
        (2) Per $1,000 original principal amount:
    N.  Pool Balance at the end of the related Collection Period:
    O.  Outstanding Amount of Notes:
        (1) Outstanding Amount of the Class A-1 Notes:
        (2) Outstanding Amount of the Class A-2 Notes:
        Note Pool Factor:
        (1) Class A-1 Note Pool Factor:
        (2) Class A-2 Note Pool Factor:
    P.  Outstanding Certificate Balance:
        Certificate Pool Factor:
    Q.  (1) Amount of Servicing Fee:
        (2) Per $1,000 original principal amount:
    R.  Aggregate Purchase Amounts for Collection Period:
    S.  Aggregate Amount of Realized Losses for the Collection
Period:
    T.  Amount in Spread Account:

                                                                  EXHIBIT E



                              Form of Policy



















































                                                             EXECUTION COPY






        This ADMINISTRATION AGREEMENT dated as of May 1, 1996, among FIRST MERCHANTS AUTO TRUST 1996-A, a Delaware business trust (the "Issuer"), FIRST MERCHANTS ACCEPTANCE CORPORATION, a Delaware corporation, as administrator (the "Administrator"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee"),

W I                         T N E S S E T H :

    WHEREAS, the Issuer is issuing $85,000,000 Floating Rate Asset Backed Notes, Class A-1 and $40,897,000 6.70% Asset Backed Notes, Class A-2(collectively, the "Notes") pursuant to the Indenture dated as of May 1, 1996 (as amended and supplemented from time to time, the "Indenture"), between the Issuer and the Indenture Trustee (capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture);

    WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes and of certain beneficial ownership interests in the Issuer, including (i) a Sale and Servicing Agreement dated as of May 1, 1996 (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Issuer, First Merchants Auto Receivables Corporation II, as seller (the "Seller"), First Merchants Acceptance Corporation, as servicer, and the Indenture Trustee, as Indenture Trustee and Backup Servicer, (ii) a Letter of Representations dated May 20, 1996 (as amended and supplemented from time to time, the "Note Depository Agreement"), among the Issuer, the Indenture Trustee, the Administrator and The Depository Trust Company ("DTC") relating to the Notes, (iii) the Indenture and
(iv) the Insurance Documents (as defined in the Trust Agreement) (the Sale and Servicing Agreement, the Note Depository Agreement, the Indenture and the Insurance Documents being referred to hereinafter collectively as the "Related Agreements");

    WHEREAS, pursuant to the Related Agreements, the Issuer and the Owner Trustee are required to perform certain duties in connection with
(a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral") and (b) the beneficial ownership interests in the Issuer (the registered holders of such interests being referred to herein as the "Owners");

    WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request; and

    WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

    1.  Duties of the Administrator.   (a)   Duties with Respect to
the Note Depository Agreement and the Indenture.  (i)   The
Administrator agrees to perform all its duties as Administrator and the duties of the Issuer and the Owner Trustee under the Note Depository Agreement and the Insurance Documents. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer or the Owner Trustee under the Indenture, the Note Depository Agreement and the Insurance Documents. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Indenture, the Note Depository Agreement and the Insurance Documents. The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Indenture, the Note Depository Agreement and the Insurance Documents. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

        (A) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);

        (B) the notification of Noteholders of the final principal payment on their Notes (Section 2.08(b));

        (C) the fixing or causing to be fixed of any specified record date and the notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 2.08(d));

        (D) the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.02);

        (E) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of collateral (Section 4.04);

        (F) the maintenance of an office in the Borough of Manhattan, City of New York, for registration of transfer or exchange of Notes (Section 3.02);

        (G) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

        (H) the direction to the Indenture Trustee to deposit moneys with Paying Agents, if any, other than the Indenture Trustee (Sec-

    tion 3.03);

        (I) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.04);

        (J) the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Trust Estate (Section 3.05);

        (K) the delivery of the Opinion of Counsel on the Closing
    Date and the annual delivery of Opinions of Counsel as to the Trust Estate, and the annual delivery of the Officer's Certificate and certain other statements as to compliance with the Indenture (Sections 3.06 and 3.09);

        (L) the identification to the Indenture Trustee in an Offi-

    cer's Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

        (M) the notification of the Indenture Trustee, the Security Insurer (so long as no Security Insurer Default shall have occurred and be continuing) and the Rating Agencies of a Servicer Default under the Sale and Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement with respect to the Receivables, the taking of all reasonable steps available to remedy such failure (Section 3.07(d));

        (N) the duty to cause the Servicer to comply with Sections 4.09, 4.10, 4.11 and Article IX of the Sale and Servicing
    Agreement (Section 3.14);

        (O) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10(b));

        (P) the delivery of written notice to the Indenture Trustee, the Security Insurer (so long as no Security Insurer Default shall have occurred and be continuing) and the Rating Agencies of each Event of Default under the Indenture and each default by the Servicer or the Seller under the Sale and Servicing Agreement and by the Seller or the Company under the Purchase Agreement
    (Section 3.19);

        (Q) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto
    (Section 4.01);

        (R) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.04);

        (S) the preparation and delivery of notice to Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.08);

        (T) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.08 and 6.10);

        (U) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

        (V) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.03);

        (W) the opening of one or more accounts in the Issuer's name, the preparation and delivery of Issuer Orders, Officer's Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.02 and 8.03);

        (X) the preparation of an Issuer Request and Officer's
    Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate (Sections 8.04 and 8.05);

        (Y) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.01, 9.02 and 9.03);

        (Z) the execution and delivery of new Notes conforming to any supplemental indenture (Section 9.05);

        (AA) the duty to notify Noteholders of redemption of the Notes or to cause the Indenture Trustee to provide such notification (Section 10.02);

        (BB)   the preparation and delivery of all Officer's
    Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture
    Trustee to take any action under the Indenture (Section 11.01(a));

        (CC)   the preparation and delivery of Officer's
    Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Inden-

    ture (Section 11.01(b));

        (DD) the notification of the Rating Agencies, upon the failure of the Indenture Trustee to give such notification, of the information required pursuant to Section 11.04 of the Indenture (Section 11.04);

        (EE) the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.06);

        (FF)   the recording of the Indenture, if applicable
    (Section 11.14);

        (GG) the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency (Section 2.10); and

        (HH)   the appointment of any successor Calculation Agent
    (Section 2.13).

        (ii)   The Administrator will:

        (A) pay the Indenture Trustee (and any separate trustee or co-trustee appointed pursuant to Section 6.10 of the Indenture (a "Separate Trustee")) from time to time reasonable compensation for all services rendered by the Indenture Trustee or Separate Trustee, as the case may be, under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (B) except as otherwise expressly provided in the Indenture, reimburse the Indenture Trustee or any Separate Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or Separate Trustee, as the case may be, in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

        (C) indemnify the Indenture Trustee and any Separate Trustee and their respective agents for, and hold them harmless against, any losses, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Indenture, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Indenture; and

        (D) indemnify the Owner Trustee and its agents for, and hold them harmless against, any losses, liability or expense incurred without willful malfeasance, negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement.

    (b) Additional Duties. (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements or Section 5.05 of the Trust Agreement, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. In furtherance thereof, the Owner Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Owner Trustee and the Issuer for the purpose of executing on behalf of the Owner Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to Section 5 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator. Such responsibilities shall include the obtainment and maintenance of any licenses required to be obtained or maintained by the Trust under the Pennsylvania Motor Vehicle Sales Finance Act. In addition, the Administrator shall promptly notify the Indenture Trustee and the Owner Trustee in writing of any amendment to the Pennsylvania Motor Vehicle Sales Finance Act that would affect the duties or obligations of the Indenture Trustee or the Owner Trustee under any Basic Document and shall assist the Indenture Trustee or the Owner Trustee in its obtainment and maintenance of any licenses required to be obtained or maintained by the Indenture Trustee or the Owner Trustee thereunder.
In connection therewith, the Administrator shall cause the Seller to pay all fees and expenses under such Act.

        (ii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to an Owner as contemplated in Section 5.02(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

        (iii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Section 5.05 of the Trust Agreement, including with respect to, among other things, accounting and reports to Owners.

        (iv) The Administrator shall satisfy its obligations with respect to clauses (ii) and (iii) above by retaining, at the expense of the Trust payable by the Administrator, a firm of independent public accountants (the "Accountants") acceptable to the Owner Trustee, which shall perform the obligations of the Administrator thereunder. In connection with paragraph (ii) above, the Accountants will provide prior to May 31, 1997, a letter in form and substance satisfactory to the Owner Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

        (v) The Administrator shall perform the duties of the Administrator including, without limitation, those specified in Sections 8.01, 8.02 and 10.02 of the Trust Agreement required to be performed in connection with the fees, expenses and indemnification and the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

        (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

    (c) Non-Ministerial Matters.   (i)   With respect to matters that
in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

        (A) the amendment of or any supplement to the Indenture;

        (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables or Eligible Investment Receivables);

        (C) the amendment, change or modification of the Related
    Agreements;

        (D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

        (E) the removal of the Indenture Trustee.

        (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not,
(x) make any payments to the Noteholders under the Related Agreements,
(y) sell the Trust Estate pursuant to Section 5.04 of the Indenture or
(z) take any other action that the Issuer directs the Administrator not to take on its behalf.

    2.  Records.   The Administrator shall maintain appropriate books
of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Company at any time during normal business hours.

    3.  Compensation.   As compensation for the performance of the
Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $100.00 per month paid annually which shall be solely an obligation of the Servicer.

    4.  Additional Information To Be Furnished to the Issuer.   The
Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

    5.  Independence of the Administrator.   For all purposes of this
Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

    6.  No Joint Venture.   Nothing contained in this Agreement
(i) shall constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

    7. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

    8.  Term of Agreement; Resignation and Removal of Administrator.
 (a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

    (b) Subject to Section 8(e), the Administrator may resign its duties hereunder by providing the Issuer with at least 60 days' prior written notice.

    (c) Subject to Section 8(e), the Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days' prior written notice.

    (d) Subject to Section 8(e), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

        (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

        (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

        (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

    The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the happening of such event.

    (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor
Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

    (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

    (g) Subject to Section 8(e) and 8(f), the Administrator acknowledges that upon the appointment of a Successor Servicer pursuant to the Sale and Servicing Agreement, the Administrator shall immediately resign and such Successor Servicer shall automatically become the Administrator under this Agreement.

    9.  Action upon Termination, Resignation or Removal.   Promptly
upon the effective date of termination of this Agreement pursuant to
Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to
Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

    10. Notices.   Any notice, report or other communication given
hereunder shall be in writing and addressed as follows:

    (a) if to the Issuer or the Owner Trustee, to:

        First Merchants Auto Trust 1996-A
        In care of Chemical Bank Delaware
        1201 Market Street
        Wilmington, Delaware 19801
        Attention:  Corporate Trust Office

    (b) if to the Administrator, to:

        First Merchants Acceptance Corporation
        570 Lake Cook Road
        Suite 126
        Deerfield, Illinois 60015
        Attention:  Thomas R. Ehmann

    (c) if to the Indenture Trustee, to:

        Harris Trust and Savings Bank
        311 West Monroe Street
        12th Floor
        Chicago, Illinois 60606
        Attention:  Indenture Trust Administration


or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

    11. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Owner Trustee and the Security Insurer (so long as no Security Insurer Default shall have occurred and be continuing), without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that such amendment will not, in the Opinion of Counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. This Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee with the written consent of the Owner Trustee, the Security Insurer (so long as no Security Insurer Default shall have occurred and be continuing) and the holders of Notes evidencing at least a majority of the Outstanding Amount of the Notes and the holders of Certificates evidencing at least a majority of the Certificate Balance (excluding for purposes of this Section 11 Certificates held by the Seller or any of its affiliates) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the holders of Notes and Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the permission of the Seller, which permission shall not be unreasonably withheld.

    12. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

    13. GOVERNING LAW.   THIS AGREEMENT SHALL BE CONSTRUED IN ACCOR-

DANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

    14. Headings.   The section headings hereof have been inserted
for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

    15. Counterparts.   This Agreement may be executed in
counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.

    16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    17. Not Applicable to First Merchants Acceptance Corporation in Other Capacities. Nothing in this Agreement shall affect any obligation First Merchants Acceptance Corporation may have in any other capacity.

    18. Limitation of Liability of Owner Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Chemical Bank Delaware not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Chemical Bank Delaware in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

    (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Harris Trust and Savings Bank not in its individual capacity but solely as Indenture Trustee and in no event shall Harris Trust and Savings Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

    19. Third-Party Beneficiary.   The Owner Trustee and the Security
Insurer are third-party beneficiaries to this Agreement and are entitled to the rights and benefits hereunder and may enforce the provisions hereof as if each were a party hereto.


                * * * * * * * * * * * * * * * * * * * * * *

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                    FIRST MERCHANTS AUTO TRUST 1996-A

                      By:     CHEMICAL BANK DELAWARE, not in its
                         individual capacity but solely as
Owner Trustee



                         By:

                              Name:
                              Title:



                    HARRIS TRUST AND SAVINGS BANK
                     not in its individual capacity
                     but solely as Indenture Trustee



                    By:

                         Name:
                         Title:



                    FIRST MERCHANTS ACCEPTANCE CORPORATION,
                      as Administrator



                    By:

                         Name:
                         Title:

                                                                  EXHIBIT A

                             POWER OF ATTORNEY


STATE OF NEW YORK   }
               }
COUNTY OF NEW YORK  }

    KNOW ALL MEN BY THESE PRESENTS, that Chemical Bank Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee (the "Owner Trustee") for First Merchants Auto Trust 1996-A (the "Trust"), does hereby make, constitute and appoint First Merchants Acceptance Corporation, as administrator under the Administration Agreement dated May 1, 1996 (the "Administration Agreement"), among the Trust, First Merchants Acceptance Corporation and Harris Trust and Savings Bank, as Indenture Trustee, as the same may be amended from time to time, and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Owner Trustee or the Trust all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of the Owner Trustee or the Trust to prepare, file or deliver pursuant to the Basic Documents, or pursuant to Section 5.05 of the Trust Agreement, including, without limitation, to appear for and represent the Owner Trustee and the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

    All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked.

    Capitalized terms that are used and not otherwise defined herein shall have the meanings ascribed thereto in the Administration
Agreement.

    EXECUTED this ___ of _____, 199_.

                              CHEMICAL BANK DELAWARE,
                              not in its individual capacity
                              but solely as Owner Trustee




                              Name:
                              Title:

STATE OF ___________     }
               }
COUNTY OF _________ }


    Before me, the undersigned authority, on this day personally appeared _______________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she signed the same for the purposes and considerations therein expressed.

Sworn to before me this ___
day of _______, 199_.




Notary Public - State of ____________